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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PIEDMONT NATURAL GAS COMPANY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

THOMAS E. SKAINS
Chairman of the Board, President and Chief Executive Officer

January 18, 2012

Dear Shareholder:

        You are cordially invited to attend the 2012 Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc. ("Piedmont" or "Company") to be held beginning at 8:30 a.m. on March 8, 2012 at the Company's corporate headquarters, 4720 Piedmont Row Drive, Charlotte, North Carolina. We will review our 2011 business operations and financial performance and respond to any questions you may have. We will also consider the items of business described in the Notice of 2012 Annual Meeting of Shareholders and in the Proxy Statement accompanying this letter. The Proxy Statement contains important information about the matters to be voted on and the process for voting, along with information about the Company, its management and its directors.

        This year we are asking our shareholders to approve amendments to the Company's Restated Articles of Incorporation and Amended and Restated Bylaws to revise the provisions calling for a greater than simple majority vote. The reasons the Board of Directors is recommending that shareholders vote to approve these amendments are described in detail in the Proxy Statement. We encourage you to read the proposals for these and the other matters to be considered at the 2012 Annual Meeting of Shareholders and the Board's corresponding recommendations, and cast your vote. Every vote is important.

        Even if you plan to attend the Annual Meeting, please promptly vote by submitting your proxy by phone, by Internet or by mail. The "Commonly Asked Questions" section of the Proxy Statement contains instructions for submitting your proxy.

        If you are a registered shareholder and own shares in street name, or if you own your shares in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials (or paper proxy card or voting instruction form if you requested one), which will contain different voting instructions for each type of ownership. Please vote all your shares.

        If you are unable to attend the Annual Meeting, you may listen live over the Internet on our website at www.piedmontng.com.

        On behalf of the directors, management and employees of Piedmont, thank you for your continued support of and ownership in our Company.

Sincerely,

PIEDMONT NATURAL GAS COMPANY, INC.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210

Notice of 2012 Annual Meeting of Shareholders

Time:	8:30 a.m. Eastern Standard Time, March 8, 2012
Place:	Piedmont Natural Gas Company, Inc. Corporate Headquarters 4720 Piedmont Row Drive Charlotte, North Carolina
Directions to the Annual Meeting of Shareholders are available by calling Shareholder Services at 704-731-4203
Items of Business:	1)	Election of Board of Directors' nominees for four directors as Class II directors
	2)	Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2012
	3)	Approval of amendments to the Company's Restated Articles of Incorporation to reduce supermajority voting thresholds
	4)	Approval of amendments to the Company's Amended and Restated Bylaws to reduce supermajority voting thresholds
	5)	Advisory vote on executive compensation
Who Can Vote:	You may vote if you owned shares of the Company's Common Stock at the close of business on January 3, 2012.
Proxy Voting:	Your vote is important.
If you own your shares directly as a registered shareholder or through the Company's 401(k) Plan, please vote in one of these ways:
	•	Online at www.proxyvote.com
	•	By mail, if you received or request a paper proxy card, by marking, signing, dating and promptly returning the proxy card in the postage-paid envelope
	•	By telephone, if you received or request a paper proxy card, by calling the phone number on the proxy card
	•	In person, by submitting a ballot in person at the Annual Meeting of Shareholders
If you own your shares indirectly through a bank or broker, you may vote in accordance with the instructions provided by your bank or broker. Those instructions may include online voting. If you receive or request a voting instruction form from your bank or broker, you may also return the completed form by mail or vote by telephone if a number is provided. You may also obtain a legal proxy from your bank or broker and submit a ballot in person at the Annual Meeting of Shareholders.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on March 8, 2012:

  The Company's Notice of 2012 Annual Meeting of Shareholders, Proxy Statement on Schedule 14A, form of proxy card and 2011 annual report to shareholders on Form 10-K are available at https://materials.proxyvote.com/720186.

By order of the Board of Directors,

Jane R. Lewis-Raymond Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer

January 18, 2012

PIEDMONT NATURAL GAS COMPANY, INC.
4720 Piedmont Row Drive
Charlotte, North Carolina 28210

PROXY STATEMENT

for 2012 Annual Meeting of Shareholders

This Proxy Statement, the Notice of 2012 Annual Meeting of Shareholders, the proxy card and the Company's 2011 annual report to shareholders on Form 10-K ("2011 Form 10-K"), which includes audited financial statements and financial statement schedules, are first being made available to shareholders on or about January 18, 2012.

COMMONLY ASKED QUESTIONS

Who is entitled to vote?

        Holders of record of shares of the Company's common stock ("Common Stock") at the close of business on January 3, 2012, the record date established by the Company's Board of Directors, are entitled to notice of and to vote at the Annual Meeting, either in person or by proxy. Each shareholder of record will have one vote for every share of Common Stock owned by that shareholder on the record date.

        If your shares are registered directly in your name with the Company's stock transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the shareholder of record. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares, which are held in "street name." The Notice of Internet Availability of Proxy Materials (or proxy materials in paper form if you have so previously elected) has been made available to you by your broker, bank or other nominee who is considered, with respect to those shares, the shareholder of record. By voting online, by telephone or by completing the voting instruction form provided to you by your broker, bank or other nominee, you direct how to vote your shares.

What will be voted on?

        Proposal 1: Election of four directors nominated by the Board of Directors as Class II directors. The nominees are: Dr. E. James Burton, Mr. John W. Harris, Mr. Aubrey B. Harwell, Jr. and Dr. David E. Shi.

        Proposal 2: Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2012.

        Proposal 3: Approval of amendments to the Company's Restated Articles of Incorporation to reduce supermajority voting thresholds.

        Proposal 4: Approval of amendments to the Company's Amended and Restated Bylaws to reduce supermajority voting thresholds.

        Proposal 5: Advisory vote on executive compensation.

        Voting will also take place on such other business, if any, as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

 Who is soliciting my vote?

        The Company's Board of Directors is soliciting proxies to be voted at the Annual Meeting on the matters described in this Proxy Statement and such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

        In accordance with rules adopted by the Securities and Exchange Commission, we may furnish proxy materials, including this proxy statement and our 2011 Form 10-K, to our shareholders by providing access to such documents on the internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials, which was mailed to most of our shareholders, will instruct you as to how you may access and review all of the proxy materials on the internet. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your vote on the internet. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.

What should I do if I received more than one Notice of Internet Availability of Proxy Materials (or paper proxy card and voting instruction form, if you requested one)?

        There are circumstances under which you may receive more than one Notice of Internet Availability of Proxy Materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each such brokerage account. In addition, if you are a shareholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials. Please vote in accordance with the instructions of each Notice of Internet Availability of Proxy Materials separately, since each one represents different shares that you own. Please vote all of your shares.

How do I vote?

        If you are a registered shareholder or own your shares through the Company's 401(k) Plan, you can vote using any one of the following methods:

  •
  Online—Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or paper proxy card if you received or request one). The deadline for voting online is 11:59 p.m. Eastern Standard Time, March 7, 2012 (11:59 p.m. March 5, 2012 for 401(k) Plan participants).

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  By mail (only if you received or request a proxy card)—Mark, sign and date the proxy card and promptly return it in the prepaid envelope so that it is received by March 7, 2012 (March 5, 2012 for 401(k) Plan participants).

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  By telephone (only if you received or request a proxy card)—Call the telephone number and follow the instructions shown on the proxy card, using the Control Number shown on the proxy card. The deadline for voting by telephone is 11:59 p.m. Eastern Standard Time, March 7, 2012 (11:59 p.m. March 5, 2012 for 401(k) Plan participants).

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  In person at the Annual Meeting—Submit a ballot at the Annual Meeting. You may also be represented by another person at the meeting by executing a proper proxy designating that person.

        If you own your shares through a bank, broker or other nominee, you may vote in accordance with the instructions provided by your bank, broker or nominee, which may include the following:

  •
  Online—Log on to www.proxyvote.com and follow the instructions, using the Control Number shown on the Notice of Internet Availability of Proxy Materials (or voting instruction form if you received or request one). The deadline for voting online is 11:59 p.m. Eastern Standard Time, March 7, 2012.

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  By mail (only if you received or request a voting instruction form)—Mark, sign and date the voting instruction form and promptly return it in the prepaid envelope so that it is received by March 7, 2012.

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  By telephone (only if you received or request a voting instruction form)—Call the telephone number provided on the voting instruction form and follow the instructions on the form. The deadline for voting by telephone is 11:59 p.m. Eastern Standard Time, March 7, 2012.

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  In person at the Annual Meeting—Obtain a legal proxy from your broker, bank or other nominee indicating that you were the owner of the shares on the record date and present it to the inspectors of election with your ballot.

        When you vote online or by phone or properly submit your proxy card or voting instruction form, proxies will be voted in accordance with the voting instructions provided to the Company. If no instructions are provided, proxies will be voted as indicated below under "What if I submit my proxy but don't provide voting instructions?"

        You can vote your shares for all, for some (by withholding authority to vote for any individual nominee) or none of the director nominees. You can also vote for, against or abstain from voting for the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2012, the approval of amendments to the Company's Restated Articles of Incorporation to reduce supermajority voting thresholds and the approval of amendments to the Company's Amended and Restated Bylaws to reduce supermajority voting thresholds. Finally, you can also vote for, against or abstain from voting for the approval of the Company's executive compensation.

How many votes are needed to adopt the proposals?

        For Proposal 1 (the election of directors), the four nominees for Class II receiving the highest number of affirmative votes cast will be elected. Proposal 2 (ratification of the appointment of Deloitte & Touche LLP) requires the affirmative vote of a majority of the votes cast on that proposal. Each of Proposal 3 (amendment to the Company's Restated Articles of Incorporation) and Proposal 4 (amendment to the Company's Amended and Restated Bylaws) require the affirmative vote of at least 80% of the Company's outstanding shares entitled to vote in the election of directors. The result of the vote on Proposal 5 (advisory vote on executive compensation) is non-binding and the Board of Directors will consider the outcome of the vote when making future executive compensation decisions. Other matters that may properly come before the Annual Meeting may require more than a majority vote under the Company's Amended and Restated Bylaws, its Restated Articles of Incorporation, the laws of the State of North Carolina, or other applicable laws or regulations.

        Abstentions will not be counted as votes cast with respect to any of the Company's proposals at the 2012 Annual Meeting. Broker non-votes will not be counted as votes cast. Broker non-votes are shares held in "street name" by brokers, banks or other nominees for which proxies were submitted but for which the beneficial owner did not provide specific voting instructions, and over which the nominee has no discretionary power to vote (as is the case for Proposals 1, 3, 4 and

5) or chooses not to vote the uninstructed shares on a matter over which it has discretionary power to vote.

How do I vote shares held in the Company's 401(k) Plan?

        Under the Company's 401(k) Plan, the plan trustee will vote your plan shares in accordance with the directions you indicate by voting online or by telephone or on the proxy card. Please see "How do I vote?" above for further information on these voting methods.

How can I revoke my proxy?

        You may revoke your proxy by sending written notice of revocation of your proxy to the Corporate Secretary at the Company's address set forth above so that it is received prior to the close of business on March 7, 2012 (March 5, 2012 for 401(k) Plan participants).

Can I change my vote?

        You may change your vote by:

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  submitting a later dated vote by using the online or telephone voting procedure described above under "How do I vote?" prior to 11:59 p.m. Eastern Standard Time, March 7, 2012 (March 5, 2012 for 401(k) Plan participants),

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  marking, signing, dating and returning a new proxy card with a later date to the Corporate Secretary at the Company's address set forth above, or a new voting instruction form with a later date to the address noted on that form, so that it is received prior to the close of business on March 7, 2012, or

  •
  attending the Annual Meeting and voting in person. If you own your shares through a broker, bank or other nominee, you must obtain a legal proxy as described in "How do I vote?" above and deliver it to the Corporate Secretary at the Annual Meeting.

What happens if I do not vote?

        If you are a shareholder of record or hold your shares through the Company's 401(k) Plan, then your shares will not be voted or counted towards a quorum if you do not submit a vote (whether online, by telephone or by mail) or vote in person at the Annual Meeting.

        Under the rules of the New York Stock Exchange, Proposal 2 is considered a "discretionary" matter. This means that if you hold your shares through a broker, bank or other nominee and do not provide voting instructions by voting online, by phone or by submitting a paper voting instruction form, then the broker, bank or other nominee may exercise its discretionary power and vote your shares on Proposal 2 in accordance with its best judgment. If you do not submit voting instructions or vote in person, your bank, broker or other nominee cannot vote your shares on Proposals 1, 3, 4 and 5 because they are not considered "discretionary" matters.

What if I submit my proxy but don't provide voting instructions?

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  If you are a record holder and your proxy is properly submitted (whether online, by telephone or by mail) and not revoked, but you do not give voting instructions for a proposal, the proxy will be voted in accordance with the recommendations of the Board of Directors for that proposal, which is "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3, 4 and 5.

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  If you hold your shares in street name and properly submit a proxy (whether online, by telephone or by mail) with no voting instructions on Proposal 2, your broker, bank or other nominee may vote your shares on that proposal in accordance with its best judgment because this matter is considered "discretionary" under the applicable rules, but may not vote your shares on any of the other proposals on the ballot if you do not provide voting instructions for those proposals.

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  If you are a record or beneficial owner, should other matters properly come before the Annual Meeting that are "discretionary", the proxy holders named in the proxy card will vote the proxies on such matters in accordance with their best judgment.

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  If you hold your shares through the Company's 401(k) Plan and your proxy is properly submitted (whether online, by telephone or by mail) and not revoked, but you do not provide voting instructions to the plan trustee, then your shares will not be voted on the matters for which instructions were not given.

How many shares must be present to conduct the Annual Meeting?

        As of the record date, 72,342,084 shares of Common Stock were issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote. A majority of those shares, present or represented by proxy, constitutes a quorum for the purpose of conducting the Annual Meeting and voting on proposals at the Annual Meeting. If you vote online or by telephone or submit a properly executed proxy card or voting instruction form, then your shares will be considered part of the quorum. Abstentions and broker non-votes, if any, will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Who can attend the Annual Meeting?

        All shareholders as of the record date, or their duly authorized proxies, may attend the Annual Meeting.

Who pays the costs of proxy solicitation?

        Directors, officers and employees of the Company may solicit proxies and will not be entitled to any additional compensation for any such solicitation. The Company will bear the full cost of the solicitation and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the beneficial owners.

Can multiple shareholders sharing my address receive just one copy of the Notice of Internet Availability of Proxy Materials or other proxy materials in paper format?

        The Company has adopted a process for mailing the Notice of Internet Availability of Proxy Materials (and for those shareholders previously requesting, proxy statement and annual report to shareholders on Form 10-K) called "householding." Householding means that shareholders who share the same address and agree to householding will receive only one copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report to shareholders, as applicable, unless we receive instructions to the contrary from any shareholder at that address.

        If you are a shareholder of record who shares the same address as another shareholder of record, you can agree to householding by (i) indicating that you consent to householding on your proxy card, if you received one, (ii) writing to our transfer agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, or (iii) calling the transfer agent at its toll-free number 1-800-937-5449. Householding reduces the Company's printing costs and postage fees, and we encourage you to participate. If you wish to discontinue householding or receive a separate copy of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report to shareholders, as applicable, for this year and in the future, you may so notify us, via the transfer agent at the telephone number or address above, and we will promptly comply with your request.

        If you own your shares through a broker, bank or other nominee, you may request householding or request separate copies of the Notice of Internet Availability of Proxy Materials or proxy statement and annual report to shareholders, as applicable, by notifying your broker, bank or nominee.

When are shareholder proposals due for the 2013 annual meeting of shareholders?

        Under our Amended and Restated Bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of shareholders. These procedures provide that nominations for director nominees or an item of business to be introduced at an annual meeting of shareholders must be submitted in writing to the Secretary of the Company at the address set forth above or by fax at (704) 365-8515. We must receive the notice of your intention to introduce a nomination or to propose an item of business at our 2013 annual meeting no earlier than October 9, 2012 (which is 150 days before the anniversary of the date of this year's Annual Meeting) and no later than November 8, 2012 (which is 120 days before the anniversary of the date of this year's Annual Meeting). The chairman of the 2013 annual meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

        In addition to the procedures described in the previous paragraph, in order for a shareholder proposal to be considered for inclusion in next year's proxy statement and proxy card, it must be provided in the manner set forth in Rule 14a-8 of the Securities and Exchange Commission.

How can I contact a member of the Board of Directors?

        Any shareholder or interested party may contact the Board of Directors, any member of the Board of Directors, including the Independent Lead Director, or the non-management or independent directors as a group by writing to the Board of Directors, the non-management or independent directors as a group or any individual director in care of the Company at the address set forth above, or by sending a written communication to the Company's Corporate Secretary at that address. Any communication addressed to an individual director at that address will be delivered or forwarded to the addressee as soon as practicable. Communications addressed to the Board of Directors or to an unspecified director will be forwarded to the Chairman of the Board, and communications addressed to the non-management or independent directors as a group will be forwarded to the Independent Lead Director.

 PROPOSALS TO BE VOTED UPON

PROPOSAL 1—ELECTION OF DIRECTORS

  The Board of Directors recommends a vote FOR each nominee.

        The Amended and Restated Bylaws of the Company provide that the Board of Directors shall consist of such number of directors as shall be fixed from time to time by resolution of the Board, but shall not be less than nine. The number of directors is currently fixed at 11. The Restated Articles of Incorporation divide the Board into three classes, designated Class I, Class II and Class III, with one class standing for election each year for a three-year term. The Restated Articles of Incorporation provide that each class shall consist as nearly as possible of one-third of the total number of directors constituting the entire Board.

        The Board of Directors has nominated Dr. E. James Burton, Mr. John W. Harris, Mr. Aubrey B. Harwell, Jr. and Dr. David E. Shi, whose terms expire at the 2012 Annual Meeting, to stand for re-election as Class II directors. The Board has determined that each of these directors is an independent member of the Board. The terms of the Class II directors elected at the Annual Meeting will expire in 2015. Information as to the four nominees for re-election as Class II directors is set forth in the section of this Proxy Statement entitled "Information Regarding the Board of Directors."

        The Board does not know of any nominee who will be unable or unwilling to serve, but in such event, the proxies will be voted under discretionary authority for a substitute designated by the Board, or the Board may take appropriate action for a lesser number of directors.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012

  The Board of Directors recommends a vote FOR this proposal.

        The Board of Directors concurs with the reappointment by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2012. Deloitte & Touche LLP has served as the Company's independent auditors since 1951. Although not required to submit the appointment to the shareholders for ratification, the Board believes it is desirable that an expression of shareholder opinion be solicited and recommends the ratification. If the shareholders do not ratify this appointment, the Audit Committee will consider whether to engage another independent registered public accounting firm.

        Deloitte & Touche LLP representatives are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

        The aggregate fees and reimbursable expenses for professional services provided by Deloitte & Touche LLP that were billed or are to be billed for the fiscal years ended October 31, 2011 and 2010, are:

Fees for Services	2011		2010
Audit Fees	$980,000		$955,000
Audit-Related Fees	$15,000	(a)	$164,000	(b)
Tax Fees	0		0
All Other Fees	0		0

Total Fees	$995,000		$1,119,000

(a)
Consists of audits of and services related to the issuance of consents associated with the Company's share registration filings.

(b)
Consists of audits of and services related to the issuance of consents associated with the Company's share registration filings ($30,000), as well as assistance with initial International Financial Reporting Standards assessment activities ($134,000).

        The Audit Committee approves, in advance, all services by the independent registered public accounting firm, whether or not related to the audit. The Audit Committee has delegated to the Chair of the Audit Committee the authority to grant such approvals. Services approved by the Chair must be presented to the full Audit Committee for ratification at the next regularly scheduled Audit Committee meeting. All services rendered by the Company's independent registered public accounting firm during fiscal 2010 and 2011 were approved in advance.

PROPOSAL 3—APPROVAL OF THE AMENDMENT OF THE COMPANY'S RESTATED ARTICLES OF INCORPORATION TO REDUCE SUPERMAJORITY VOTING THRESHOLDS

  The Board of Directors recommends a vote FOR this proposal.

        The Board of Directors has unanimously approved, and recommends that the shareholders approve, an amendment of the Company's Restated Articles of Incorporation to reduce supermajority voting thresholds.

        The Restated Articles of Incorporation currently requires the affirmative vote of more than a simple majority of votes cast for shareholders to approve the following actions:

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  Change the number of directors that constitute the Company's Board of Directors (requires affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors);

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  Remove a director or directors from office for cause (requires affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors);

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  Amend, repeal or adopt any Bylaw of the Company or adopt any amendment to the Articles of Incorporation that are inconsistent with the Amended and Restated Bylaws of the Company (requires affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors);

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  Call a special meeting of the shareholders; (requires affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors);

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  Amend Article 6 of the Restated Articles of Incorporation (requires affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors). Among other things, Article 6 provides for:

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  The supermajority thresholds described above;

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    The classified structure of the Board of Directors; and

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    The method for filling newly-created directorships resulting from an increase in the authorized number of directors;

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  Approve certain business combinations (requires affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all outstanding shares); or

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  Amend or repeal Article 7 or add any provision inconsistent with Article 7 that is proposed by or on behalf of an Interested Shareholder or Affiliate or Associate of an Interested Shareholder (all as defined in the Restated Articles of Incorporation) (requires affirmative vote of at least 66 2/3% of the votes entitled to be cast by the holders of all outstanding shares). Article 7 sets forth shareholder approval requirements for certain business combinations.

        The proposed amendment would reduce the voting requirements for all actions requiring the affirmative vote of more than a simple majority of votes cast from 80% to 66 2/3% of the outstanding shares entitled to vote in the election of directors.

        The supermajority requirements are designed to protect the Company's shareholders, including minority shareholders, by assuring that fundamental changes in how the Company is governed are not made without the approval of a substantial majority of the Company's shareholders. While the Board believes that this protection is important and is in the best interests of the Company, it is also committed to ensuring accountability by the Board to the Company's shareholders. The Board believes that lowering the voting requirement from 80% to 66 2/3%, which is more reflective of market practice, will enhance accountability to shareholders while preserving the legitimate protections afforded by the supermajority provisions.

        The Board adopted an amendment of the Company's Restated Articles of Incorporation as set forth in the attached Appendix A, and recommends that shareholders approve this amendment by voting FOR Proposal 3.

        The affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors is required to adopt this amendment. If adopted, the amendment will become effective upon filing the amended Restated Articles of Incorporation with the North Carolina Secretary of State, which the Company intends to do promptly after the results of the shareholder vote are certified.

PROPOSAL 4—APPROVAL OF THE AMENDMENT OF THE COMPANY'S AMENDED AND RESTATED BYLAWS TO REDUCE CERTAIN SUPERMAJORITY VOTING THRESHOLDS.

  The Board of Directors recommends a vote FOR this proposal.

        The Board of Directors has unanimously approved, and recommends that the shareholders approve, an amendment of the Company's Amended and Restated Bylaws to reduce certain supermajority voting thresholds.

        The Amended and Restated Bylaws currently require the affirmative vote of more than a simple majority of votes cast for shareholders to approve the following actions (each of which require the affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors):

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  Remove a director or directors from office for cause;

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  Amend, repeal or adopt any Bylaw of the Company; or

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  Call a special meeting of the shareholders.

        The proposed amendment would reduce the voting requirement for all actions requiring the affirmative vote of more than a simple majority of votes cast from 80% to 66 2/3% of the outstanding shares entitled to vote in the election of directors.

        As is the case in the supermajority requirements in the Company's Restated Articles of Incorporation described above in Proposal 3, the supermajority requirements in the Amended and Restated Bylaws are designed to protect the Company's shareholders, including minority shareholders, by assuring that fundamental changes in how the Company is governed are not made without the approval of a substantial majority of the Company's shareholders. While the Board believes that this protection is important and is in the best interests of the Company, it is also committed to ensuring accountability by the Board to the Company's shareholders. The Board believes that lowering the voting requirement from 80% to 66 2/3%, which is more reflective of market practice, will enhance accountability to shareholders while preserving the legitimate protections afforded by the supermajority provisions in the Amended and Restated Bylaws.

        The Board adopted an amendment of the Company's Amended and Restated Bylaws as set forth in the attached Appendix B, and recommends that shareholders approve this amendment by voting FOR Proposal 4.

        The affirmative vote of at least 80% of the outstanding shares entitled to vote in the election of directors is required to adopt this amendment. If adopted, the new Amended and Restated Bylaws will be adopted and become effective as of the date of the 2012 Annual Meeting.

PROPOSAL 5—ADVISORY VOTE ON EXECUTIVE COMPENSATION

  The Board of Directors recommends a vote FOR approval of this resolution.

        We encourage you to review the complete description of the Company's executive compensation programs provided in the "Executive Compensation" section of this Proxy Statement, including the Compensation Discussion and Analysis and the Executive Officer Compensation Disclosure Tables.

        As discussed in the Compensation Discussion and Analysis, the compensation programs for the Company's named executive officers (who are the officers listed in the Summary Compensation Table in the Executive Officer Compensation Disclosure Tables section) are designed to support the Company's objectives of attracting, motivating and retaining a high-quality executive team that will enable the Company to accomplish its overall business mission and objectives. These programs are based on the Board approved executive compensation philosophy of (i) paying base salary at the median (50th percentile) of the competitive marketplace, (ii) providing short- and long-term incentive awards that are designed to motivate the named executive officers to achieve superior Company performance while placing an increasing amount of total compensation at risk as the executives assume greater responsibility in the Company, (iii) paying total direct compensation (base salary and short- and long-term incentive awards) at or near the 75th percentile of the competitive marketplace for exceptional performance results, (iv) providing limited perquisites and (v) providing market-level retirement benefits.

        As required by Section 14A of the Securities and Exchange Act of 1934, our shareholders will have the opportunity at the Annual Meeting to endorse or not endorse the compensation of our named executive officers through a non-binding vote (commonly known as a "say-on-pay" vote) on the following resolution:

          RESOLVED, that the compensation of the named executive officers of the Company, as disclosed pursuant to SEC rules, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

        Even though the result of the say-on-pay vote is non-binding, the Board of Directors and Compensation Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions.

CORPORATE GOVERNANCE INFORMATION

Information Regarding the Board of Directors

Nominees for Class II Directors Continuing in Office Until 2015:
Dr. E. James Burton Director since: 2006 Age: 65
Dr. Burton has served as the Dean of the Jennings A. Jones College of Business at Middle Tennessee State University (MTSU) in Murfreesboro, Tennessee, since 1999 and as Professor of Accounting at MTSU since 1990. Prior to his appointment as Dean, he served as Associate Dean for External Relations at MTSU from 1993 to 1997. Dr. Burton holds a bachelor's degree in economics from MacMurray College, an MBA in management from Murray State University and a Ph.D. in accounting from the University of Illinois. He is a Certified Public Accountant and a Certified Fraud Examiner. Dr. Burton currently serves on the boards of several not-for-profit entities. He has written numerous articles for academic, professional and trade journals and has authored or co-authored several books in the areas of planning, accounting and finance. Dr. Burton has also actively participated in the formation of several businesses over the course of his career.

Qualification, Experience, Key Attributes and Skills
Dr. Burton brings to the Board his extensive general and financial management and leadership experience gained as the dean of a major business school for the past 12 years. As a Certified Public Accountant for more than 25 years and as a Certified Fraud Examiner for more than 15 years, Dr. Burton has developed strong accounting and financial management skills important to the oversight of the Company's financial reporting and enterprise risk management program. He brings all of this experience to Piedmont's Audit Committee where he serves as one of the Committee's two designated Audit Committee Financial Experts. Dr. Burton's involvement in business development and his service on the boards of several not-for-profit entities in the Middle Tennessee region, where the Company has significant business operations, is an asset to the Company's business and its philanthropic and charitable activities in the community.
Mr. John W. Harris Director since: 1997 Age: 64
Mr. Harris has served as President and Chief Executive Officer of Lincoln Harris, LLC (formerly The Harris Group), a real estate services firm based in Charlotte, North Carolina, since January 1999, and prior to 1999 served as its President. Prior to that, Mr. Harris was President of The Bissell Companies, Inc., a commercial real estate and investment management company, from 1970 to 1992. Mr. Harris received his bachelor of arts degree from the

University of North Carolina at Chapel Hill and completed a program in real estate and urban development at American University. Mr. Harris is also a director of Dominion Resources, Inc., an electric and gas utility company, chairing its Finance and Risk Oversight Committee and also serving on its Compensation, Governance and Nominating Committee. He previously served as a director of Mapeley Limited, a commercial real estate management and outsourcing company located in the United Kingdom, and several large domestic public companies.

Qualification, Experience, Key Attributes and Skills
Mr. Harris brings to the Board extensive experience with complex real estate development and investment management activities. With his background in the real estate industry, Mr. Harris is able to provide the Board with insight on issues crucial to the Company's business, including zoning laws and regulations, real estate development patterns and the dynamics of energy use by consumers, both residential and commercial. In addition, as a current director of Dominion, he brings to the Board valuable knowledge of the broader energy industry, markets and regulatory developments. Mr. Harris also brings to the Board strong business leadership and management skills gained through his current and past service as Chief Executive Officer and equivalent positions.
Mr. Aubrey B. Harwell, Jr. Director since: 2002 Age: 69
Mr. Harwell has served as Managing Partner and Chief Executive Officer of Neal & Harwell, PLC, a law firm located in Nashville, Tennessee, since co-founding the firm in 1971. He has been the Chairholder of the Jennings A. Jones Chair of Excellence in Free Enterprise in the College of Business at Middle Tennessee State University since 2002. Mr. Harwell has also taught at the Vanderbilt University School of Law and Belmont University. He holds a bachelor's and a J.D. degree from Vanderbilt University. He has authored or co-authored several legal publications and is a frequent speaker at seminars and symposiums through the United States. He also serves on the boards of Ingram Industries, a distributor of physical and digital books and other content and the largest inland barge company in the United States, and FCA Venture Capital Partners I-V, private venture capital funds.

Qualification, Experience, Key Attributes and Skills
In his 40 years of experience serving as managing partner of a law firm, Mr. Harwell has developed significant strategic planning, business development and operations management skills. His experience as a commercial litigator, including representing large private and Fortune 500 companies, provides Mr. Harwell with a deep understanding of business litigation and risk assessment and management, and he is a recognized expert on corporate governance matters. His service on for-profit boards gives him exposure to and practical experience with issues facing for-profit companies. Mr. Harwell's legal training and experience is also valuable to the Company because it operates in a highly regulated industry. Mr. Harwell's involvement on the boards of numerous not-for-profit entities, both national (he is on the board of the Boy Scouts of America and serves as National Treasurer) and especially in the Middle Tennessee region, where the Company has significant business operations, is an asset to the Company's business and its philanthropic and charitable activities in the community.
Dr. David E. Shi Director since: 2003 Age: 60
Dr. Shi is currently a Fellow at the Winter Park Institute in Winter Park, Florida, and from January to May 2011 he was a Senior Fellow at the National Humanities Center in Research Triangle Park, North Carolina. Dr. Shi is President Emeritus of Furman University in Greenville, South Carolina, having served as its President from 1994 until June 2010. He joined the Furman administration in 1993 as Vice President for Academic Affairs and Dean. Prior to that, Dr. Shi taught for 17 years at Davidson College, where he was History Department Chairman and the Frontis W. Johnston Professor of History. Dr. Shi holds a bachelor's degree in political science from Furman University and master's and Ph.D. degrees in history from the University of Virginia. A noted historian, Dr. Shi is the author and co-author of numerous books on American history and culture, and has twice been nominated for the Pulitzer Prize. He is also a frequent guest columnist for various regional and national newspapers. Dr. Shi serves on the board of Second Nature, a Boston-based non-profit organization that promotes energy efficiency within the higher education sector.

Qualification, Experience, Key Attributes and Skills
As the president of a major educational institution for 16 years, Dr. Shi gained significant general management and leadership skills. Dr. Shi has been widely recognized for his leadership abilities as a college president. In 2006, he chaired the board of directors for the National Association of Independent Colleges and Universities. In 2003, he received a Presidential Leadership Award from the Andrew W. Mellon Foundation, and in 1998, he was honored as a recipient of a Presidential Leadership Grant from the John S. and James L. Knight Foundation in recognition of dynamic and creative leadership at liberal arts colleges. Dr. Shi also brings to the Board his expertise in the areas of energy conservation and sustainability, which is important to Piedmont's business as an energy services company and its philanthropic and charitable activities in the community. Dr. Shi is also a prominent civic leader in the upstate South Carolina region, which provides the Board insight into one of the Company's significant geographic regions.
Class I Directors Continuing in Office Until 2014:
Mr. Malcolm E. Everett III Director since: 2002 Age: 65
Mr. Everett served as Senior Executive Vice President, Director of Corporate and Community Affairs of Wachovia Corporation, a financial services company, from September 2001 until his retirement in 2004. Mr. Everett began his banking career with the Trust Company of Georgia (now SunTrust) in 1969. He joined First Union National Bank of North Carolina in 1978 and worked in a wide variety of roles at all levels of the company. Mr. Everett also taught at the Southwestern Graduate School of Banking in Dallas, Texas, and The National Graduate Trust School in Evanston, Illinois. Mr. Everett served as Interim President of the United Way of Central Carolinas from September 2008 to June 2009. He holds a bachelor's degree in economics from the University of Georgia and is a graduate of the North Carolina Bank Management School. He has been Independent Lead Director of the Company since 2003. Mr. Everett serves on the boards of several not-for-profit entities, including Carolinas HealthCare Systems, the third-largest public, multi-hospital system in the United States (since 1996; currently Vice Chairman and serves on its Executive, Compensation, Finance, Quality and Investments Committees) and YMCA of Greater Charlotte (since 1995; currently Vice Chairman and serves on its Compensation and Executive Committees).

Qualification, Experience, Key Attributes and Skills
In his more than 35 years of experience in the financial services industry, Mr. Everett developed extensive knowledge of banking, investments and wealth management. Mr. Everett is able to use this expertise to assist the Board in overseeing the financial management of the Company. Mr. Everett also brings to the Board strong leadership skills demonstrated by his four decades of experience as a senior executive in the banking industry and his appointment as Interim President of the United Way of Central Carolinas during a time of transition. His significant service on numerous charitable and other non-profit organizations as well as his status as a community leader in Charlotte, Mecklenburg County and throughout the state of North Carolina, also bring valuable experience and insight to the Board.

Mr. Frank B. Holding, Jr. Director since: 2003 Age: 50	Mr. Holding has served as Chairman of First Citizens BancShares, Inc., a banking and investment services company, since February 2009, and Chief Executive Officer since January 2008. From 1994 to February 2009, he served as President of First Citizens BancShares, Inc. Mr. Holding has held a variety of other senior management positions at First Citizens BancShares, Inc. since joining that company in 1984. Mr. Holding holds a bachelor's degree in business administration from the University of North Carolina at Chapel Hill and an MBA from The Wharton School of Finance at the University of Pennsylvania. Mr. Holding has been a director of First Citizens BancShares, Inc. since 1993 (chairs its Executive and Investment Committees). He is also a director of Blue Cross Blue Shield of North Carolina (since 2002; chair of Personnel and Compensation Committee); Mt. Olive Pickle Company (since 2006; serves on its Compensation Committee); and Heritage Bancshares, Inc. (since 2002). Mr. Holding also serves as Vice Chairman of the North Carolina Chamber of Commerce.

Qualification, Experience, Key Attributes and Skills
By virtue of his senior-level executive positions in a publicly-traded company in the banking industry, Mr. Holding possesses strong strategic planning, business development and managerial skills, as well as financial literacy and human resources experience. Mr. Holding's banking background also brings in-depth knowledge of the financial services industry and significant financial expertise that assist the Board in overseeing the financial management of the Company. His experience with banking and public company regulations allows him to provide valuable insight and advice to the Company on regulatory matters. He also brings to the Board valuable knowledge of the natural gas industry gained during his years of service as a director of the North Carolina Natural Gas Corporation, which was purchased by Piedmont and merged into the Company in 2003. His service on various compensation committees brings insight and experience to his role as chair of the Company's Compensation Committee.
Ms. Minor M. Shaw Director since: 2004 Age: 64
Ms. Shaw is President of Micco, LLC, a private investment company located in Greenville, South Carolina. Ms. Shaw previously served as President of Micco Corporation, also a private investment company located in Greenville, South Carolina, from 1998 to 2011. She was previously with Mickel Investment Group (President, 1998-2008), a family investment corporation. Ms. Shaw currently serves as a director of Blue Cross Blue Shield of South Carolina (since 2008; chairs its Compensation Committee and also serves on the Audit Committee). She also serves on the Board of Trustees of The Duke Endowment (since 1999), the Belle

Baruch Foundation (since 2004), the Hollingsworth Funds (since 2004) and the Daniel-Mickel Foundation (since 1995), and serves on the Investment Committee of each. Ms. Shaw also serves as a trustee of the Columbia Riversource Funds (since 2011; serves on the Governance and Investment Committees) and previously served as a trustee of the Columbia Nations Funds (2003-2011; chaired its Governance Committee and served on its Investment Committee). She also served as a trustee of the Bank of America Global Capital Management Funds (2010-2011; chaired its Governance Committee). Ms. Shaw attended Randolph-Macon Woman's College and received her bachelor of arts degree from the University of North Carolina at Chapel Hill.

Qualification, Experience, Key Attributes and Skills
With more than 25 years of experience in the investment and real estate industries, Ms. Shaw brings to the Board her deep understanding of investment management, real estate analysis and development and the South Carolina markets. This experience is valuable to the Company as it seeks to identify and develop new markets to serve new customers or expand its service to existing customers. This experience also enables her to provide guidance on the Company's finance matters. Ms. Shaw is also a prominent civic leader in the upstate South Carolina region, and brings to the Board her extensive experience serving in leadership positions with numerous civic, educational and philanthropic organizations.
Ms. Muriel W. Sheubrooks Director since: 1993 Age: 70
Ms. Sheubrooks was a partner of Greater Carolinas Real Estate Services, Inc., a real estate services firm in Charlotte, North Carolina, from 1990 until her retirement in 2005 and was its President of the Charlotte Area from 1986 until 1997. Since her retirement, she has been a real estate investor and currently provides consultant services to independently-owned real estate services companies. She received her associate's degree in business from King's College, her bachelor's degree in business from Western Kentucky University with an emphasis in corporate accounting, and is a graduate of the Real Estate Institute of the University of North Carolina at Chapel Hill.

Qualification, Experience, Key Attributes and Skills
Ms. Sheubrooks has served on Piedmont's Board for over 18 years. During that time, she has gained a deep understanding of the Company's business, the natural gas industry and the markets the Company serves. Ms. Sheubrooks also brings to the Board specific experience and expertise in the real estate industry as well as her business, financial and human resource experience and expertise gained as a business executive. Based on her real estate background, Ms. Sheubrooks is intimately familiar with many of the complex issues that energy services companies such as Piedmont face, including land use laws and regulations and real estate development patterns and cycles.
Class III Directors Continuing in Office Until 2013:
Dr. Frankie T. Jones, Sr. Director since: 2007 Age: 64
Dr. Jones has served as President and Chief Executive Officer of Phoenix One Enterprises, Inc., a management consulting firm, since January 2010. From January 1997 until December 2009, Dr. Jones was President and Chief Operating Officer of B&C Associates, Inc., an international public relations, research, marketing and crisis management services firm headquartered in High Point, North Carolina. Dr. Jones holds a bachelor's degree, two master's degrees and a Ph.D. degree. His studies were completed at North Carolina A&T University, Wayne State University, Duke University, Shaw University and Virginia University of Lynchburg. He is currently enrolled at Oxford Graduate School pursuing a Ph.D. degree in philosophy and leadership. Dr. Jones is a retired United States Air Force senior officer with 20 years of service. Dr. Jones was awarded the National NAACP "Roy Wilkins Meritorious Service Award" in 1990.

Qualification, Experience, Key Attributes and Skills
Dr. Jones brings to the Board significant experience as a consultant working closely with senior management at leading companies across a broad range of industries in the areas of marketing, communications strategies, business development, crisis management and corporate social responsibility. Dr. Jones also brings to Piedmont's Board his proven leadership ability and management skills, demonstrated by his years of service as a senior officer in the United States Air Force, together with his experience as President and Chief Executive Officer of two consulting firms.
Ms. Vicki McElreath Director since: 2006 Age: 62
Ms. McElreath served as the Managing Partner of PricewaterhouseCoopers LLP (PwC) in the Carolinas from 1999 until her retirement in June 2006. She joined Price Waterhouse, one of the predecessor firms of PwC, in 1979 and was admitted to the partnership in 1990. Ms. McElreath holds a bachelor's degree in business administration from Georgia State University with a major in accounting. She is a director of RBC Bank (since July 2006; chair of its Audit Committee and also serves on its Trust and Compliance Committees).

Qualification, Experience, Key Attributes and Skills
While a certified public accountant and auditor with a major international accounting firm for more than 25 years, Ms. McElreath gained valuable experience dealing with complex accounting principles and judgments, internal controls, financial reporting rules and regulations and evaluating the financial results and financial reporting processes of large public companies such as Piedmont. This experience makes Ms. McElreath well qualified to chair Piedmont's Audit Committee, on which she serves as one of the Committee's two designated Audit Committee Financial Experts. Ms. McElreath also brings to the Board her operational experience, which she developed as a Managing Partner of PwC for seven years. Her experience as a director of RBC Bank, another regulated, for-profit entity in North Carolina, brings valuable insight to the Board. Her service on the boards of not-for-profit organizations in the Savannah, Georgia area is an asset to the Company's business ventures in the Georgia market.
Mr. Thomas E. Skains Director since: 2002 Age: 55
Mr. Skains has served as Chairman of the Board since December 2003, as Chief Executive Officer since February 2003 and as President since February 2002. Previously, he served as Chief Operating Officer of Piedmont from February 2002 to February 2003. From 1995 to 2002, he served as Senior Vice President—Marketing and Supply Services and directed Piedmont's commercial natural gas activities. Before joining Piedmont, Mr. Skains held positions of increasing responsibility with Transcontinental Gas Pipe Line Corporation. He joined Transco in 1981 as an attorney and served as corporate and senior attorney before being named Vice President in 1986 and Senior Vice President—Transportation and Customer Services in 1989. He holds a bachelor's degree in business administration from Sam Houston State University and a J.D. degree from the University of Houston Law School. Mr. Skains currently serves as a director of BB&T Corporation (since 2009; chair of its Nominating and Corporate Governance Committee and also serves on its Compensation Committee). He also currently serves on the Board of Trustees of Johnson and Wales University (since 2009) and on the boards of the American Gas Association (serving as Chairman in 2009), the Southern Gas Association (serving as Chairman in 2006), the American Gas Foundation (a not-for-profit energy research group) and the Gas Technology Institute (a not-for-profit research, development and training organization).

Qualification, Experience, Key Attributes and Skills
As Chairman, President and Chief Executive Officer of the Company for the past eight years, Mr. Skains has developed strong executive leadership and strategic management skills. Mr. Skains also brings to the Board extensive knowledge of all aspects of the Company's business and the natural gas industry gained from his 16-year tenure at Piedmont and over 30 years of experience in the industry. Mr. Skains has been actively involved throughout his career in leadership positions with a number of industry and community-based organizations, further providing him with a valuable perspective of the complexities, challenges and opportunities facing the natural gas industry and of the communities the Company serves. Mr. Skains is also able to use his legal training and experience as a corporate energy attorney to provide insight on legal and regulatory compliance matters and contribute to corporate governance matters.

Independence of Board Members and Related Person Transactions

  Independence

        The Board determines independence of each director annually at the time that nominees for director are approved for inclusion in the Company's annual proxy statement (typically December), or at such time as a director joins the Board if other than at an annual shareholders meeting. A determination of independence is based on satisfaction of the independence criteria of the New York Stock Exchange and applicable rules of the Securities and Exchange Commission, including an affirmative determination that the director has no material relationships with the Company. In this regard, the Board has adopted Categorical Standards of Director Independence, which are set forth in the Corporate Governance Guidelines in the "For Investors—Corporate Governance" section of the Company's website at www.piedmontng.com.

        After consideration of all relevant facts and circumstances, the Board determined that all persons who served as a non-management director in fiscal 2011 met the Categorical Standards of Director Independence set by the Board. Based on this and the other criteria for independence described above, the Board concluded that all of the non-management directors are independent: Jerry W. Amos (retired March 4, 2011), E. James Burton, Malcolm E. Everett III, John W. Harris, Aubrey B. Harwell, Jr., Frank B. Holding, Jr., Frankie T. Jones, Sr., Vicki McElreath, Minor M. Shaw, Muriel W. Sheubrooks and David E. Shi.

  Related Person Transactions

        The Company's policy for the review and approval of related person transactions is set forth in its Corporate Governance Guidelines. The Directors and Corporate Governance Committee is charged with reviewing and, if in the best interests of the Company, approving all transactions, arrangements and relationships in which the Company is or will be a participant and in which any director, nominee for director, executive officer, person known by the Company to beneficially own more than 5% of the Company's Common Stock, or any immediate family member of the foregoing, has or will have a material interest. "Related person transactions" include those relationships described in the Categorical Standards of Director Independence as well as those described in Item 404(a) of Regulation S-K of the Securities and Exchange Commission, as in effect from time to time. Each director and executive officer is required to bring to the attention of the

Directors and Corporate Governance Committee any related person transactions involving the director or executive officer promptly, and to the extent practicable prior to entering into the transaction, so that the Committee can determine whether to approve the transaction. The Directors and Corporate Governance Committee is responsible for reviewing all potential related person transactions annually and as they are brought to the attention of the Committee. The Directors and Corporate Governance Committee reviews each related person transaction and determines if it is in the best interests of the Company based on its consideration of all relevant factors, including but not limited to:

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  the related person's relationship to the Company and interest in the transaction,

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  the material facts relating to the transaction, including the nature and size of the transaction,

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  the benefits to the Company of the transaction,

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  whether the transaction involves the provision of goods or services to the Company that are available from unrelated third parties, and if so, whether the transaction is on terms that are comparable to the terms available from unrelated third parties, including the speed, quality and certainty of performance of such third parties,

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  whether the transaction would influence the director's or officer's ability to act in the best interests of the Company, its customers or its shareholders,

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  whether the transaction would result or may appear to result in improper benefits for the director, officer or a family member, and

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  in the case of directors, whether the transaction would impair the independence of the director.

        The Directors and Corporate Governance Committee approves potential related person transactions only if the transaction is in the best interests of the Company. If a potential related person transaction involving an independent director implicates any of the Company's independence standards, the transaction, if approved by the Directors and Corporate Governance Committee, must also be reviewed by the full Board of Directors. A director involved in the potential related person transaction may not participate in the review or approval of such transaction.

        The Company has in place the following additional processes for identifying and reviewing potential related person transactions:

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  The Company's Code of Ethics and Business Standards requires directors and employees, including all executive officers, to avoid conflicts of interest and requires them to disclose transactions that are potential conflicts of interest to the Chief Compliance and Community Affairs Officer or to the employee's supervisor. Any such transactions involving directors and executive officers that are potential related person transactions are reviewed by, and subject to the approval of, the Directors and Corporate Governance Committee based on the standards set forth above. Any noncompliance with the Company's conflict of interest standard is reported by the Chief Compliance and Community Affairs Officer to the Audit Committee.

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  To identify potential related person transactions, the Company requires each of its directors and executive officers to complete annually, and update as necessary, a comprehensive questionnaire in which they are required to disclose any such transactions with the Company in which the director, executive officer or any of their immediate family members have an interest. Any transactions disclosed in their answers to these questionnaires are reviewed by the Directors and Corporate Governance Committee based on the standards set forth above.

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  The Company's Special Provisions (Code of Ethics) Relating to the Company's Principal Executive Officer and Senior Financial Officers provides that its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions (the "Designated Officers") must avoid any actual or apparent conflicts of interest between his or her personal and professional relationships and any material transaction or relationship that reasonably could be expected to give rise to such a conflict. It also provides that a Designated Officer must seek the advice of the Chairman of the Audit Committee if the Designated Officer has any question as to whether any transaction or relationship could reasonably be expected to give rise to a conflict of interest and must report any such transaction or relationship to the Chairs of the Audit Committee and Directors and Corporate Governance Committee immediately upon the existence of any such relationship or transaction.

        Based on the information presented to it, the Board determined that no related person transactions occurred or were proposed since the beginning of fiscal year 2011. Among other transactions, it considered Thomas E. Skains' position as a director of BB&T Corporation, two of whose subsidiaries have relationships with the Company: Branch Banking and Trust Company was a syndication agent and is one of the lenders under the Company's senior revolving credit agreement and provides merchant banking services to the Company, and BB&T Capital Markets was a co-agent for the Company in connection with the Company's 2011 private placement of debt securities.

Board Leadership Structure

        The Board is currently led by the Company's Chairman and Chief Executive Officer and an Independent Lead Director. On March 4, 2011, the Board re-elected Thomas E. Skains, the Company's Chief Executive Officer ("CEO"), as Chairman of the Board. The Chairman of the Board presides at all meetings of the Board (but not at its executive sessions) and exercises and performs such other powers and duties as may be assigned to him from time to time by the Board or prescribed by the Company's Amended and Restated Bylaws.

        The Board has no set policy on whether it should always be led by a Chairman who is also the CEO, but rather considers periodically whether combining the role of Chairman and CEO continues to be appropriate. At this time, the Board is committed to the combined role given the specific circumstances of the Company, the unique and changing environment facing natural gas distribution companies, the highly regulated industry in which the Company operates and the current CEO's deep knowledge of the energy industry and Company strategy. Specifically, the Board believes that Mr. Skains, with more than 30 years of experience in the natural gas industry, is in the best position to lead most effectively in the role of Chairman of the Board. In addition, given the complexity of our business, the Board believes that having a Chairman who also serves as the CEO allows timely communication with the Board on company strategy and critical business issues, avoids ambiguity in leadership within the Company, provides a unified leadership voice externally and clarifies accountability for decisions and initiatives. In the future, the Board will continue to assess whether this leadership structure is appropriate and will adjust as necessary.

        Given the combined role of Chairman and CEO, the Board strongly believes that it is in the best interest of the Company and its shareholders to have a strong independent lead director. On March 4, 2011, the Board re-elected Malcolm E. Everett III as the lead non-management director (the "Independent Lead Director"). The Independent Lead Director has specific responsibilities, which are set forth in the Company's Corporate Governance Guidelines, including the right to convene the Board at any time. The Independent Lead Director also chairs all executive sessions of the Board of Director meetings and all Board meetings or portions of meetings where the Chairman is absent, including all executive sessions of non-management directors. The Independent Lead Director has access to any information he/she deems necessary to fulfill the roles and responsibilities of the position. He/she also consults with the CEO on business issues and on the annual calendar and agendas for all meetings of the Board and its Committees. Additionally, the Independent Lead Director consults with the CEO on matters of corporate governance and maintains close contact with the chairpersons of each standing Board committee.

Committees of the Board

        The Board of Directors has the five standing committees described below. Each committee has a written charter adopted by the Board that can be found as part of the Corporate Governance Guidelines in the "For Investors—Corporate Governance" section of the Company's website at www.piedmontng.com and is available in hardcopy to any shareholder who requests it. As discussed above under "Independence of Board Members and Related Person Transactions," the Board has determined that each member of each committee, including the Audit Committee, Compensation Committee and Directors and Corporate Governance Committee, is independent.

Committee	Members	Committee Responsibilities
Audit Met five times in fiscal year 2011	Vicki McElreath (Chair)
E. James Burton
Frank B. Holding, Jr.
Muriel W. Sheubrooks

The Board has determined that each member of the Audit Committee is financially literate as defined by the listing standards of the New York Stock Exchange. In addition, the Board has determined that Dr. Burton and Ms. McElreath each qualifies as an "audit committee financial expert" as defined by regulations adopted by the Securities and Exchange Commission. Dr. Burton is the Dean of the Jennings A. Jones College of Business at Middle Tennessee State University. He has a Ph.D. in Accountancy, has more than 25 years experience as a Certified Public Accountant and more than 15 years experience as a Certified Fraud Examiner. Ms. McElreath had more than 25 years of experience as a Certified Public Accountant and auditor with PricewaterhouseCoopers until her retirement in 2006, at which time she was the Managing Partner for the Carolinas.	The Audit Committee:

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Serves as an independent and objective body to monitor, assess and assist Board oversight of the integrity of the Company's financial statements, compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, and the performance of the Company's internal audit function.

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Oversees the audit and other services of the Company's independent registered public accounting firm and is directly responsible for the appointment, compensation, retention and oversight of the Company's independent registered public accounting firm.

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Provides an open avenue of communication among the Company's independent registered public accounting firm, accountants, financial and senior management, the internal auditing department and the Board.

Committee	Members	Committee Responsibilities
Compensation Met five times in fiscal year 2011	Frank B. Holding, Jr. (Chair) Malcolm E. Everett III Aubrey B. Harwell, Jr. Minor M. Shaw	The Compensation Committee:

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Oversees compensation policies and programs.

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Approves the salaries and other compensation of elected officers, and reviews executive development and management succession plans.

Directors and Corporate Governance Met four times in fiscal year 2011	Aubrey B. Harwell, Jr. (Chair) Malcolm E. Everett III John W. Harris Frankie T. Jones, Sr. (until June 2, 2011) David E. Shi	The Directors and Corporate Governance Committee:

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Reviews and articulates the governance structure of the Board and the Company's position and practices on significant issues of corporate and public responsibility.

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Determines the composition of Board committees.

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Recommends to the Board nominees to fill vacancies on the Board as they occur.

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Recommends candidates for election as directors at annual meetings of shareholders.

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Oversees the administration and execution of the Company's Enterprise Risk Management program.

Finance Met three times in fiscal year 2011	John W. Harris (Chair) E. James Burton Minor M. Shaw Frankie T. Jones, Sr.	The Finance Committee: • Reviews the financial condition of the Company. • Makes recommendations to the Board with respect to the Company's capital budget and financing needs.
Benefits Met twice in fiscal year 2011	Muriel W. Sheubrooks (Chair) Frankie T. Jones, Sr. Vicki McElreath David E. Shi	The Benefits Committee oversees the operation and administration of all broad-based employee health and welfare and retirement plans sponsored by the Company.

Compensation Committee Information

  Compensation Committee Interlocks and Insider Participation

        The following directors were members of the Company's Compensation Committee in fiscal year 2011: Frank B. Holding, Jr., Malcolm E. Everett III, Aubrey B. Harwell, Jr. and Minor M. Shaw. None of these individuals has ever been an officer or employee of the Company, and no executive officer of the Company served or serves on the compensation committee or board of any company that employed or employs any member of the Company's Compensation Committee or the Board.

  Process for Determining Compensation

        The primary function of the Compensation Committee is to provide overall guidance for the development of compensation programs for officers and employees that:

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  are fair, appropriate, competitive and consistent with current regulations;

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  will attract and retain persons of outstanding ability; and

  •
  will reward officers and employees for superior corporate and individual performance.

        In addition to providing such overall guidance for the Company's compensation programs, the Compensation Committee annually reviews and approves the compensation of all officers of the Company, including all executive officers, who are appointed by the Board. The Compensation Committee also determines the terms and provisions of all awards under the Company's Short-Term Incentive Plan, Mission, Values, Performance (MVP) Plan and the Long-Term Incentive Plan and other equity based plans.

        The Company's CEO assists the Compensation Committee by developing pay recommendations for the Company's officers, excluding his own. The CEO is assisted in the development of the pay recommendations by the Company's Human Resources department.

  Compensation Consultant

        The Compensation Committee has the sole authority to retain and terminate consulting firms to assist in the evaluation of CEO or senior executive compensation, and to approve the fees of such consultants. The Compensation Committee retained Hay Group, Inc. ("Hay Group") as its independent compensation consultant for fiscal year 2011. In fiscal year 2011, Hay Group assisted the Compensation Committee on the following matters:

  •
  analysis of the competitive position of the Company's executive compensation program;

  •
  review of the pay recommendations made by the CEO for the Company's officers;

  •
  administration of the Company's Short-Term Incentive Plan and its MVP plan;

  •
  administration of the Company's Long-Term Incentive Plan, including setting performance unit award levels for the three-year performance period that began on November 1, 2010;

  •
  setting award levels for the December 2010 retention unit award;

  •
  review of and revision to the Company's peer group used for compensation benchmarking;

  •
  review of market data and peer proxy data for comparable positions, and recommendation on setting compensation for the CEO and the other officers that appear in the Summary Compensation Table under "Executive Officer Compensation Disclosure Tables"; and

  •
  compliance with the disclosure rules for executive compensation.

        In fiscal 2011, Hay Group also provided director fee benchmarking services to the Directors and Corporate Governance Committee.

Oversight of the Company's Enterprise Risk Management Program

        The Company has an enterprise risk management program ("ERM program") to identify risks across the Company, assess their likelihood and potential impact and develop and monitor strategies to manage them. The ERM program also encompasses crisis management and business continuity planning. The goal of the Company's ERM program is to maintain a high level of awareness and control over operational, financial, environmental, compliance, reputational, strategic and other risks that could adversely affect achievement of the Company's business objectives. The ERM program is administered by the Company's Risk Management Department under the leadership of the Company's Chief Risk Officer (the "CRO"). A critical component of the ERM program is the Company's "risk management framework," a set of best practices, procedures and systems for identifying, assessing, and managing risks that includes a clear assignment of responsibilities for ongoing monitoring of risk mitigation controls and procedures. Although the CRO is responsible for maintaining and continually updating the Company's risk management framework, the Company's policy is that risk management should be integrated into all customary management processes such as business planning, financial management, project management, operational management and management reporting. Management in each of the Company's business units is responsible for implementing that policy by identifying all significant risks to which their functional and business areas may be exposed, developing risk tolerances and setting limits consistent with business objectives, and implementing and monitoring controls and procedures to mitigate identified risks.

        The Risk Management Department conducts during the course of each year a comprehensive enterprise wide risk assessment. This assessment includes surveys and workshops among company employees, including members of the executive management team. The risk assessment identifies, assesses and ranks significant risks, to identify the business units and members of management that are responsible for managing them and to monitor and assess all risk mitigation controls and procedures that have been put in place. Another component of the Company's ERM program is a risk management advisory committee, which is comprised of a group of high-level employees from a cross section of the Company's business units and functions. This committee serves as a forum for identifying and assessing risks, particularly as new business opportunities arise and are evaluated, and suggesting mitigation strategies. As a complement to the annual risk assessment conducted by the Risk Management Department, the Company's internal audit staff, through its work performed during the course of each year as well as an annual risk assessment, identifies and assesses financial risks or exposures. Additionally, the Enterprise Compliance staff within the Office of General Counsel conducts an annual internal control over financial reporting risk assessment, focusing on financial statement risk. The results of these various risk assessments are shared among the Risk Management Department, Internal Audit and Enterprise Compliance to better inform them of enterprise risk.

        The Board of Directors is responsible for overseeing and reviewing with management the Company's ERM program, including the actions taken to identify, assess and mitigate risks. The Directors and Corporate Governance Committee of the Board has oversight of the administration and execution of the ERM program. The CRO or Chief Financial Officer makes a formal presentation each year to the full Board about the Risk Management Department's annual enterprise wide risk assessment. During that presentation, the full Board has the opportunity to question management about the effectiveness of the ERM program, the elements of the risk management framework and specific risk mitigation strategies management has implemented. The CRO and other members of management also regularly update the full Board on specific risks and mitigation strategies in the course of the Board's review of the annual corporate capital and operating budgets, corporate strategy, new business opportunities and reports made to the Board by management and the committees of the Board.

        The Board's Audit Committee regularly inquires of management, internal audit staff, and the outside auditors about financial risks or exposures, including financial statement risks. At least annually, the Audit Committee also reviews and discusses, both within the Committee and with management, internal audit staff and the outside auditors, the Company's guidelines and policies for identifying, assessing and managing such risks and exposures and the steps management has taken to monitor and control such risks and exposures to the Company. The Company's General Counsel and Chief Compliance and Community Affairs Officer also reports to the Audit Committee at each of its regular meetings on legal and compliance risks and exposures.

        Each of the Board's other committees is responsible for oversight of risks relevant to their areas of responsibility. The Benefits Committee of the Board of Directors is responsible for overseeing the operation and administration of all broad based employee health and welfare and retirement benefit plans sponsored by the Company, including determining whether the named fiduciaries of those plans are acting prudently as to plan assets and plan administration. The Compensation Committee of the Board has oversight responsibility for the Company's compensation practices and the identification and assessment of the risks associated with those practices. See "Executive Compensation—Compensation Discussion and Analysis—Compensation Risk Assessment." The Finance Committee is responsible for oversight of the Company's capital budgeting process and proposals of management concerning changes to the Company's capital structure, corporate financings, insurance and the associated risks. The Directors and Corporate Governance Committee is responsible for overseeing the governance structure and practices of the Board of Directors, including reviewing all potential related person transactions, and the Company's position and practices on significant issues of public responsibility.

        The Board believes its oversight of the ERM program benefits from having one person serve as the Chairman of the Board and CEO. With his in-depth knowledge and understanding of the Company's complex business operations and the changing regulatory environment in which the Company does business, the combined CEO/Chairman is better able to bring key strategic and business issues and risks to the Board's attention than would a non-executive Chairman of the Board. The oversight of the administration and execution of the ERM program by the fully independent Directors and Corporate Governance Committee preserves the benefit of independent risk oversight along with full Board responsibility and review.

Executive Sessions of Board of Directors Meetings

        Executive sessions of the Board that are attended only by non-management directors are held at each Board meeting, including each Board meeting during the 2011 fiscal year, and at such other times as may be requested by any director. If any non-management director is deemed to not be independent, an executive session of all independent directors is also held at least once per year.

Attendance at Annual Shareholders Meeting and Board and Committee Meetings

        All directors attended the 2011 annual meeting of shareholders. The Board has a policy that all directors should attend each shareholder and Board meeting and each meeting of each Board committee on which they serve unless there are extenuating circumstances preventing such attendance. During the 2011 fiscal year, the Board held five Board meetings and each director attended at least 75% of the sum of (a) the total number of Board meetings and (b) the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal year 2011.

Director Compensation for 2011

        During fiscal year 2011, directors earned the following amounts:

  •
  Annual cash retainer of $28,000

  •
  Board and Committee meeting fees of $1,500 per meeting

  •
  Annual Committee Chair retainers—Audit ($8,000), Benefits ($2,500), Compensation ($5,000), Directors and Corporate Governance ($5,000), and Finance ($2,500)

  •
  Independent Lead Director retainer of $10,000

  •
  25% match for retainer and meeting fees if a director elects to invest all of his or her retainers and meeting fees in Company Common Stock through the Company's Dividend Reinvestment and Stock Purchase Plan (all directors made this election for fiscal year 2011)

  •
  Annual grant of $40,000, required to be invested in Company Common Stock

        All amounts earned by directors as fees, retainers and grants in fiscal year 2011 were invested in Common Stock, through cash contributions by the Company to the directors' Dividend Reinvestment and Stock Purchase Plan accounts.

        New directors are also entitled to a grant of $15,500, payable upon election of the director to the Board, which is required to be invested in Company Common Stock. There were no new directors in fiscal year 2011.

        The Company provides certain non-employee directors with retirement and change-in-control benefits pursuant to a Director Retirement Benefits Agreement, as amended. These retirement benefits apply to non-employee directors first elected to the Board on or before August 20, 2003, and will be payable to those directors upon retirement from the Board if at the time of retirement the director is age 72 (the Company's mandatory director retirement age) or has served on the Board at least 10 continuous years. The annual retirement benefit, paid in monthly installments, is equal to the annual cash retainer in effect at the time of the director's retirement and is paid for the life of the director. Should such a director die before receiving the benefit for 10 years, the retirement benefit would be paid to the director's designated beneficiary(s) for the remaining portion of the 10-year period. In the event of a Change in Control (as defined in this agreement), eligible directors are entitled to receive a lump sum cash amount equal to 150% of the net present value of the retirement benefits the director would have received had the director retired on the date immediately preceding the Change in Control, regardless of the number of years served. Four of the Company's current directors are eligible for this retirement benefit. The Company also makes medical insurance available for directors first elected on or before August 20, 2003.

        The Company matches charitable giving by each director up to a maximum of $2,500 per year.

        The following table shows compensation earned by the non-management directors for the fiscal year ended October 31, 2011.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Jerry W. Amos(5)	$22,833	$0	$0	$0	$0	$73,754	$96,587
E. James Burton	$89,000	$0	$0	$0	$0	$13,850	$102,850
Malcolm E. Everett III	$100,500	$0	$0	$0	$108,533	$15,125	$224,158
John W. Harris	$87,000	$0	$0	$0	$87,731	$11,750	$186,481
Aubrey B. Harwell, Jr.	$94,000	$0	$0	$0	$120,175	$13,500	$227,675
Frank B. Holding, Jr.	$97,000	$0	$0	$0	$0	$14,250	$111,250
Frankie T. Jones, Sr.	$86,000	$0	$0	$0	$0	$13,000	$99,000
Vicki McElreath	$95,500	$0	$0	$0	$0	$13,875	$109,375
Minor M. Shaw	$89,000	$0	$0	$0	$0	$12,250	$101,250
Muriel W. Sheubrooks	$90,000	$0	$0	$0	$117,398	$16,638	$224,036
David E. Shi	$86,000	$0	$0	$0	$0	$14,000	$100,000

(1)
Mr. Thomas E. Skains, Chairman of the Board, President and Chief Executive Officer of the Company, is not included in this table because he is an employee of the Company and thus receives no additional compensation for his service as a director. The compensation received by Mr. Skains is shown in the "Summary Compensation Table."

(2)
This amount includes retainers and meeting fees. All directors elected to invest these amounts in Company Common Stock through the Company's Dividend Reinvestment and Stock Purchase Plan. As a result, the Company provided a 25% match of these amounts, paid by the Company in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts. (The match is included in the "All Other Compensation" column.) This amount also includes the annual grant that was paid by the Company in the form of cash that is required to be invested in Company Common Stock through the directors' Dividend Reinvestment and Stock Purchase Plan accounts.

(3)
These amounts represent the increase in the actuarial present value of the director's accumulated benefit under the Director Retirement Benefits Agreement. For fiscal 2011, the actuarial present value of the accumulated benefit decreased from fiscal 2010 for Mr. Amos ($2,021).

(4)
This column includes the 25% match described in footnote 2 to this table that was paid to directors in the form of cash contributions to the directors' Dividend Reinvestment and Stock Purchase Plan accounts (which is invested in Company Common Stock), in the following amounts:

Mr. Amos	$4,042
Dr. Burton	$12,250
Mr. Everett	$15,125
Mr. Harris	$11,750
Mr. Harwell	$13,500
Mr. Holding	$14,250
Dr. Jones	$11,500
Ms. McElreath	$13,875
Ms. Shaw	$12,250
Ms. Sheubrooks	$12,500
Dr. Shi	$11,500

This column also includes charitable contributions by directors that were matched by the Company; medical premium tax gross-up for Mr. Amos ($1,048) and Ms. Sheubrooks ($3,138); and for Mr. Amos the "All Other Compensation" amounts described in Note 5.

(5)
Mr. Amos retired on March 4, 2011. "All Other Compensation" for Mr. Amos includes $18,664 in monthly retirement benefits and a $50,000 scholarship in Mr. Amos's name established by the Company in honor of his retirement after 33 years of board service to the Company.

Director Stock Ownership Guidelines

        The Board strongly advocates director stock ownership as a means to better align director interests with those of shareholders. The Board has adopted director stock ownership guidelines that require all directors to own Common Stock with a market value of at least ten times their annual cash retainer within five years after their election as a director. All directors have exceeded this level.

Service on Other Boards of Directors of Publicly Held Companies

        The Company maintains a policy that non-management directors generally may not serve on more than three boards of directors of other publicly traded companies (in addition to that of the Company). If a director seeks to serve on more than three such boards, the director must obtain approval of the Directors and Corporate Governance Committee. Members of the Audit Committee generally must not serve on more than two publicly traded company audit committees simultaneously, including that of the Company. If a director seeks to serve on more than two publicly traded company audit committees, the director must obtain approval from the Directors and Corporate Governance Committee. If the Chief Executive Officer of the Company seeks to serve on the boards of more than two other publicly traded companies (in addition to the Board of the Company), the Chief Executive Officer must obtain approval from the Directors and Corporate Governance Committee. At its discretion, the Directors and Corporate Governance Committee may refer the request for approval of additional Board service to the full Board of Directors.

Resignation Policy

        The Board, in selecting its members, considers a number of factors, including the personal and professional background, experiences and geographic location of a prospective member at the time of his or her consideration for selection. The Board has adopted a policy that requires a director to offer his or her resignation in the event of any significant change in personal or professional circumstances that would reasonably cause a re-examination of the director's continued membership on the Board. Changes that might necessitate an offer of resignation may include such events as retirement or a change in principal job responsibilities, a permanent residence relocation to a community different than that at the time of election, or other significant situation. A director who experiences a significant change in personal or professional circumstances will not necessarily be removed from the Board, but the Board will have an opportunity to re-examine the director's continued Board membership under the significant changed circumstances. Following a recommendation by the Directors and Corporate Governance Committee to the Board as to whether an offer of resignation should be accepted or rejected, the Board (excluding the subject director) will vote to either accept or reject the letter of resignation, with the status of the director being decided by majority vote.

Nomination of Directors

        The Directors and Corporate Governance Committee has a process of identifying and evaluating potential nominees for election as members of the Board. This Committee and the Board each has a policy that potential nominees shall be evaluated the same way, regardless of whether the nominee is recommended by a shareholder, a Board member, or Company management. This Committee considers potential nominees from all these sources, develops information from many sources concerning the potential nominee, and evaluates the potential nominee as to the qualifications that the Committee and the Board have established. Specifically, the Committee assesses the Board's current strengths and needs by reviewing its profile, its director qualification standards described below and the Company's current and future needs. From this assessment, candidates are screened against the Board's director qualification standards described below and then, if appropriate, interviewed by the Chair of the Committee, the Independent Lead Director and the Chief Executive Officer. Based on input derived from candidate interviews and a reference check, the Committee determines whether the candidate should be recommended for Board membership and subsequent election to the Board. Factors considered in identifying candidates for Board membership include extensive experience in a senior executive role with a major business organization, preferably as either a Chief Executive Officer, President, or Chairman, and equivalent experience from other backgrounds such as academic, government, legal, accounting, audit or other recognized professions. Qualified candidates often will have had exposure to the numerous programs a corporation employs relative to creating shareholder value, while balancing the needs of all stakeholders. Candidates will normally be associated with organizations that do not have competitive lines of business or other conflicts of interest with the Company. Candidates for Board membership must possess the intelligence, integrity, strength of character and sense of timing required to provide the leadership and guidance to effectively govern and to recommend alternative solutions to challenges confronting the Company. The independence necessary to make an unbiased evaluation of management performance and effectively carry out responsibilities of oversight will be considered. Candidates must have an awareness of both the business and social environment within which the Company operates. They must have the commitment, sense of urgency and spirit of cooperation that will enable them to work with other Board members in directing the future profitable growth of the Company in an ethically responsible fashion. The composition, skills and needs of the Board change over time, and other factors will be considered in establishing the desirable profile of candidates for any specific opening on the Board. The Board embraces a diversity policy to champion diversity among its members so as to consider and evaluate issues affecting the Company with more effective thought leadership from different perspectives and viewpoints. Thus the Company's Corporate Governance Guidelines require the Board to consider diversity of thought, experience, talent, background, and perspective, including that which exists with respect to gender, race, and national origin, in evaluating candidates for Board membership. The Board's Director and Corporate Governance Committee reviews diversity each quarter to ensure that the present Board and Committee composition best provides these benefits. The Committee believes that the diversity policy has been effective in that Directors' geographic locations, occupations, professional experience and education, gender and race are reasonably diverse. In fiscal year 2011, the Company did not pay any compensation or other consideration to third parties in identifying or evaluating potential nominees for consideration for election as a member of the Board.

        The Committee will consider nominees recommended by shareholders upon submission in writing to the Corporate Secretary of the names of such nominees, together with their qualifications for service and evidence of their willingness to serve. Under our Amended and Restated Bylaws, certain procedures are provided that a shareholder must follow to nominate persons for election as directors. These procedures are set forth in "Commonly Asked Questions—When are shareholder proposals due for the 2013 annual meeting of shareholders?" above.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

        Sound corporate governance practices are an important part of the Company's foundation and tradition. The Company's Corporate Governance Guidelines address such matters as director and Board responsibilities and functions.

        The Company has also adopted a Code of Ethics and Business Conduct that applies to the Board of Directors, officers and all Company employees. The Company has also adopted Special Provisions Relating to the Company's Principal Executive Officer and Senior Financial Officers, which are found in the Company's Corporate Governance Guidelines, that apply to the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. In satisfaction of disclosure requirements of Item 5.05 of the Securities and Exchange Commission's Form 8-K, if the Company amends or grants a waiver, including an implicit waiver, from any provisions of the Code of Ethics and Business Conduct or Special Provisions that apply to the principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and that relate to any element enumerated in Item 406(b) of Regulation S-K of the Securities and Exchange Commission, the Company will disclose the amendment or waiver on the "For Investors—Corporate Governance" section of the Company's website at www.piedmontng.com within four business days after the amendment or waiver.

        The Corporate Governance Guidelines and Code of Ethics and Business Conduct can be found on the Company's website (www.piedmontng.com) under the "For Investors—Corporate Governance" section. Information contained on the Company's website is not part of or incorporated by reference into this Proxy Statement.

AUDIT COMMITTEE REPORT

        The Audit Committee operates pursuant to a written charter that is available as part of the Corporate Governance Guidelines on the "For Investors—Corporate Governance" section of the Company's website at www.piedmontng.com.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the audit process, the financial information that will be provided to shareholders and others, and the systems of internal control over financial reporting that management has established. Deloitte & Touche LLP, the Audit Committee appointed independent registered public accounting firm for the fiscal year ended October 31, 2011, is responsible for expressing opinions on the conformity of the Company's audited financial statements with generally accepted accounting principles and on the effectiveness of the Company's internal control over financial reporting.

        The Audit Committee reviewed and discussed with management and Deloitte & Touche LLP the audited financial statements for the fiscal year ended October 31, 2011, and Deloitte & Touche LLP's evaluation of the Company's internal control over financial reporting. The Audit Committee has discussed with Deloitte & Touche LLP the matters that are required to be communicated to those charged with governance by Statement on Auditing Standards No. 114, as amended (AICPA, Professional Standards, Vol 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed various matters with Deloitte & Touche LLP related to the Company's consolidated financial statements, including critical accounting policies and practices used.

        The Audit Committee has also received and reviewed written disclosures and a letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from the Company and the Company's management. In addition, the Audit Committee has received written material addressing Deloitte & Touche LLP's internal quality control procedures and other matters, as required by the New York Stock Exchange Listing Standards. The Audit Committee understands the need for Deloitte & Touche LLP to maintain objectivity and independence in its audit of the Company's financial reporting and seeks to limit non-audit fee spending to a level that keeps the core relationship with Deloitte & Touche LLP focused on the audit of the financial statements and internal controls.

        Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended October 31, 2011 be included in the Company's 2011 Annual Report on Form 10-K. This report is provided by the following independent directors, who constitute the Committee.

Vicki McElreath, Chair
E. James Burton
Frank B. Holding, Jr.
Muriel W. Sheubrooks

December 15, 2011

 EXECUTIVE OFFICERS

        The executive officers of the Company and their business experience during the past five years are as follows:

        Thomas E. Skains—Age 55. Chairman of the Board, President and Chief Executive Officer. Mr. Skains became Chairman of the Board in December 2003 and has been President since February 2002 and Chief Executive Officer since February 2003.

        Jane R. Lewis-Raymond—Age 45. Senior Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer. Ms. Lewis Raymond was appointed to this position in August 2011. She had previously served as Vice President, General Counsel, Corporate Secretary and Chief Ethics and Compliance Officer since joining the Company in April 2006.

        Karl W. Newlin—Age 43. Senior Vice President and Chief Financial Officer. Mr. Newlin was appointed to this position effective November 2011. Prior to this appointment, he served as Senior Vice President-Corporate Planning and Business Development since joining the Company in May 2010. Mr. Newlin previously served as Managing Director, Investment Banking with Merrill Lynch & Co. in New York and Los Angeles since 2007, and Director prior to that. Mr. Newlin joined Merrill Lynch in 1998 and during his tenure advised energy and utility companies in corporate financing and strategic business transactions.

        Kevin M. O'Hara—Age 53. Senior Vice President, Chief Administrative Officer. Mr. O'Hara was appointed to this position in August 2011. Prior to this appointment, Mr. O'Hara was Senior Vice President-Corporate and Community Affairs since April 2006.

        Franklin H. Yoho—Age 52. Senior Vice President, Chief Commercial Operations Officer. Mr. Yoho was appointed to this position in August 2011. Prior to this appointment, he served as Senior Vice President–Commercial Operations since March 2002.

        Michael H. Yount—Age 56. Senior Vice President, Chief Utility Operations Officer. Mr. Yount was appointed to this position in August 2011. Prior to this appointment, he served as Senior Vice President-Utility Operations since joining the Company in April 2006.

        David Carpenter—Age 56. Vice President-Planning and Regulatory Affairs. Mr. Carpenter was appointed to this position in August 2011. Prior to this appointment, he served as Managing Director of Regulatory Affairs since July 2006.

        Bradly Merlie—Age 52. Vice President-Information Services. Mr. Merlie was appointed to this position in July 2010. Prior to his appointment, Mr. Merlie was Managing Director-Engineering and Operations Services from July 2008, Managing Director-Operations Systems from November 2007 and Director-LNG (liquefied natural gas) Services from July 2007. Before he joined Piedmont in July 2007, Mr. Merlie was with Williams International, based in Caracas, Venezuela, serving as the Regional Director of Operations since August 2006.

        Rodney W. Myers—Age 45. Vice President-Engineering and Operations Services. Mr. Myers was appointed to this position in August 2011. Prior to this appointment, Mr. Myers served as Managing Director-Engineering and Operations Services from August 2010 to August 2011, Regional Executive from November 2009 to August 2010 and July 2006 to June 2008, and Managing Director of LNG storage projects from June 2008 to November 2009.

        Robert O. Pritchard—Age 59. Vice President-Treasurer and Chief Risk Officer. Mr. Pritchard was appointed to this position in July 2006.

        Jose M. Simon—Age 59. Vice President and Controller. Mr. Simon was appointed to this position in July 2006.

        Kenneth T. Valentine—Age 54. Vice President-Business Development and Technology Services. Mr. Valentine was appointed to this position in November 2009. Prior to his appointment, Mr. Valentine was Managing Director-Planning and Project Management since July 2006.

        Ranelle Q. Warfield—Age 55. Vice President-Customer Service. Ms. Warfield was appointed to this position in November 2009. Prior to this appointment, Ms. Warfield was Vice President-Sales and Marketing since August 2004.

        William C. Williams—Age 48. Vice President-Sales and Delivery Services. Mr. Williams was appointed to this position in November 2009. Prior to his appointment, Mr. Williams was Managing Director-Transportation and Major Account Service since June 2006.

 SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth each person or entity known by the Company to be the beneficial owner of more than 5% of the Company's outstanding Common Stock as of December 15, 2011.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
BlackRock Inc. 40 East 52nd Street New York, NY 10022	5,481,004	(1)	7.6%	(1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,635,099	(2)	5.0%	(2)

(1)
Ownership as of December 31, 2010 based on Schedule 13G/A filed February 8, 2011, by BlackRock, Inc., which indicated sole investment discretion and sole voting authority for all shares.

(2)
Ownership as of December 31, 2010 based on Schedule 13G filed February 10, 2011 by The Vanguard Group, Inc., as an investment adviser, and its subsidiary Vanguard Fiduciary Trust Company (VFTC) as investment manager, which indicated that The Vanguard Group, Inc. had sole investment discretion and no voting authority for 3,522,074 shares and that VFTC had shared investment authority and sole voting authority for 113,025 shares.

        The following table sets forth the number of shares of Common Stock that were beneficially owned as of December 15, 2011 by each director, each executive officer listed in the "Summary Compensation Table," and by all directors and executive officers as a group. These amounts include amounts held under the Company's 401(k) Plan, but do not include shares that vest (absent the exercise of the Board's discretion) only upon death or satisfaction of performance or service conditions.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
E. James Burton	19,526	(2)		(12)
Malcolm E. Everett III	40,935	(3)		(12)
John W. Harris	41,846			(12)
Aubrey B. Harwell, Jr.	71,062	(4)		(12)
Frank B. Holding, Jr.	46,335			(12)
Frankie T. Jones, Sr.	17,183			(12)
Vicki McElreath	26,780	(2)		(12)
Minor M. Shaw	32,034	(5)		(12)
Muriel W. Sheubrooks	64,116	(6)		(12)
David E. Shi	30,027	(7)		(12)
Thomas E. Skains	172,167	(8)		(12)
David J. Dzuricky	44,068	(9)		(12)
Kevin M. O'Hara	53,561	(10)		(12)
Franklin H. Yoho	51,845	(11)		(12)
Michael H. Yount	18,956			(12)
Directors and Executive Officers as a Group (25)	842,762	(4)(5)	1.2%

(1)
Unless otherwise indicated, each person listed has sole voting and investment power.

(2)
Owner shares voting and investment power for all shares with his or her spouse.

(3)
Includes 400 shares held by Mr. Everett's spouse over which she has sole voting and investment power.

(4)
Includes 1,750 shares held by Mr. Harwell's spouse over which she has sole voting and investment power, and of which Mr. Harwell disclaims beneficial ownership, 750 shares held in an IRA, and 13,241 shares held by a profit sharing plan for which Mr. Harwell has shared voting and investment power and of which he disclaims beneficial ownership.

(5)
Includes 2,000 shares held by Ms. Shaw's spouse over which he has sole voting and investment power, and of which Ms. Shaw disclaims beneficial ownership.

(6)
Includes 7,000 shares held by a trust of which Ms. Sheubrooks is trustee, 2,384 shares held in a SEP-IRA, and 1,591 shares held by Ms. Sheubrooks' spouse over which he has sole investment and voting power.

(7)
Includes 660 shares held in an IRA.

(8)
Includes 169,488 shares for which Mr. Skains has shared voting and investment power with his spouse and 2,679 shares held in his 401(k) Plan account.

(9)
Includes 20,063 shares held by Mr. Dzuricky's spouse over which she has sole voting and investment power, 9 shares for which Mr. Dzuricky has shared voting and investment power with his spouse, 20,000 shares held in an IRA, and 2,996 shares held in trust for his children of which Mr. Dzuricky is trustee.

(10)
Includes 7,714 shares for which Mr. O'Hara has shared voting and investment power with his spouse, 291 shares held by his dependent child and 2,196 shares held in his 401(k) Plan account.

(11)
Includes 48,637 shares for which Mr. Yoho has shared voting and investment power with his spouse, including 1,000 shares held in an IRA, and 2,023 shares held in his 401(k) Plan account.

(12)
Each director and executive officer individually owned less than 1% of the outstanding Common Stock as of December 15, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis provides our shareholders an in-depth description and analysis of the Company's executive compensation program and the compensation earned by the Company's most senior executives (referred to as "named executive officers" in this section) under the program. The Compensation Committee of the Board of Directors administers the program with the assistance of an independent compensation consultant directly retained by the Compensation Committee.

  Executive Summary

        As you review this section, you will see that our named executive officers receive a market level base salary that is not at-risk or performance-based and have the opportunity to earn additional compensation that is based on the Company's performance or the market value of the Company's Common Stock. Mr. Skains' base salary represents 21% of his target total direct compensation. The remaining 79% of his target total direct compensation is either at risk because it is based on the Company's performance measured against incentive plan targets set by the Compensation Committee or it varies based on the Company's performance as it affects the market price of the Company's Common Stock and the amount of dividends paid. Almost 60% of the target total direct compensation of the other named executive officers is at-risk, performance-based compensation.

        The pie charts below show the mix of the target total direct compensation opportunities in fiscal year 2011 for Mr. Skains and for the named executive officers other than Mr. Skains averaged together, expressed as a percentage of target total direct compensation.

Mr. Skains Fiscal Year 2011 Target Compensation Mix	Other NEOs Fiscal Year 2011 Average Target Compensation Mix

        Based on their performance under the incentive plans, and as described in more detail below, for the 2011 fiscal year the Company's named executive officers earned (i) MVP plan awards at 110% of the target level, (ii) short-term incentive plan awards equal to 110% of the target level, and (iii) no long-term incentive awards because the threshold performance level was not achieved for the three fiscal year period from 2009 to 2011. The pie charts below show the mix of direct compensation actually earned for fiscal year 2011 by Mr. Skains and by the named executive officers other than Mr. Skains averaged together, expressed as a percentage of earned total direct compensation.

Mr. Skains Fiscal Year 2011 Actual Compensation Mix	Other NEOs Fiscal Year 2011 Average Actual Compensation Mix

        At the 2011 annual meeting, our shareholders had the opportunity for the first time to provide feedback to the Compensation Committee in the form of an advisory vote on the Company's executive compensation program. Approximately 95% of the votes cast at the 2011 annual meeting were in favor of a resolution approving the compensation earned by the named executive officers under the program for the 2010 fiscal year. In view of the strong support the executive compensation program received from our shareholders at the 2011 annual meeting, the Compensation Committee did not make significant changes in the principal features of the executive compensation program during the 2011 fiscal year other than the award, in December 2010, of retention units to all participants in the Company's Long-Term Incentive Plan. As described in more detail below, the award of the retention units is intended to support the retention of the Company's key management employees. The retention units will become vested and payable in the form of shares of Company Common Stock on December 15, 2013, subject to continued employment with the Company through that date.

  Executive Compensation Objectives and Principles

        The Company's executive compensation program is designed to support the Company's objectives of attracting, motivating and retaining a high-quality executive team that will enable the Company to accomplish its overall business mission and objectives. The program is based on the following Board-approved executive compensation principles:

  •
  Pay base salary at the median of the competitive marketplace;

  •
  Provide short- and long-term incentive awards that are designed to motivate the named executive officers to achieve superior Company performance while placing an increasing amount of total compensation at risk as the executives assume greater responsibility in the Company;

  •
  Pay total direct compensation (the sum of base salary and short- and long-term incentive compensation) at or near the 75th percentile of the competitive marketplace for exceptional performance results;

  •
  Provide limited perquisites; and

  •
  Provide market-level retirement benefits.

        The compensation earned by the Company's named executive officers is intended to reflect each executive's experience and expertise, functional responsibilities and individual performance as well as the performance of the Company. Consistent with the Company's high performance culture, the executives' at-risk, performance-based compensation increases as their responsibility and ability to impact Company results increases. The long-term incentive compensation opportunities, as a percentage of base salary, are greater than the short-term incentive compensation opportunities, in order to encourage longer-term, strategic action by the executives.

        While base salary is designed to be on par with the median (50th percentile) of the Company's Market Benchmark (as defined below), the Company's compensation programs encourage superior short-and long-term results by offering performance-based incentives which, if earned at the maximum (or stretch) performance targets, are intended to place total direct compensation at the 75th percentile of the Market Benchmark. Secondary objectives of the executive compensation program, achieved through equity grants and stock ownership guidelines, are to promote stock ownership by the named executive officers to further align their interests with those of the Company's shareholders and mitigate compensation risk.

  Compensation Consultant

        The Compensation Committee engaged Hay Group as its independent compensation consultant for fiscal year 2011 for advice on all executive compensation matters. Each year, the Compensation Committee reviews the performance and level of service provided by Hay Group, as well as related fees. In fiscal year 2011, Hay Group also provided general compensation consulting services to the Company related to compensation survey data and job evaluation services.

  Market Benchmarking

        The Compensation Committee uses data from two sources as reference points to ensure that the Company's executive compensation program offers competitive total compensation opportunities and reflects best practices in compensation plan design. These two sources are a benchmark peer group of publicly traded companies engaged in the natural gas distribution business (the "Peer Group") and compensation survey data from a broad cross-section of industrial companies in the United States.

        The Peer Group companies are selected based on their focus on natural gas distribution in multi-state territories and similar annual revenues and market capitalization to Piedmont. It is intended that Peer Group companies meet a majority of these criteria for inclusion. The Compensation Committee reviews and selects the Peer Group companies on an annual basis.

        The companies comprising the Peer Group are shown below:

Peer Group Companies

AGL Resources Inc.(1)	Northwest Natural Gas Company
Atmos Energy Corporation	South Jersey Industries, Inc.
The Laclede Group, Inc.	Southwest Gas Corporation
New Jersey Resources Corporation	Vectren Corporation
Nicor Inc.(1)	WGL Holdings, Inc.
NiSource Inc.

(1)
AGL Resources Inc. and Nicor Inc. merged on December 9, 2011.

        The Compensation Committee also uses as a reference point information provided by Hay Group on annual base salary levels and trends in the broader U.S. general industrial market. The U.S. industrial market data is compiled from Hay Group's Industrial Executive Compensation Report, an annual executive compensation survey with data on more than 100 executive level positions from almost 300 organizations. The Committee uses the Report data to ensure that the Company's executive compensation programs are competitive with industrial companies that are not in the natural gas distribution business. The identities of the companies included in the Report are not known or considered by the Compensation Committee. The U.S. industrial market data from the Report, together with the Peer Group data, is referred to as the "Market Benchmark."

        At its meeting in October 2011, the Compensation Committee added CenterPoint Energy, Inc., ONEOK Inc. and Questar Corporation to the Peer Group. All of the new Peer Group members have significant natural gas transmission pipeline operations and multi-state natural gas utility operations. They were added to the Peer Group in light of the Company's growing transmission pipeline operations and the reduction in the number of companies in the existing Peer Group as a result of the merger of AGL Resources Inc. and Nicor Inc. The new members will be included in the Peer Group for purposes of establishing the Market Benchmark for fiscal year 2012 and the Total Shareholder Return performance measure under the Long-Term Incentive Plan beginning with the three-year performance period that began on November 1, 2011.

  Compensation Setting Process

        The Compensation Committee evaluates and sets compensation for the named executive officers annually, based on the Market Benchmark as well as input from the Company's CEO on the named executive officers, excluding himself. Under the executive compensation principles approved by the Board, base salaries are targeted at the median (50th percentile) of the Market Benchmark. Incentive or "at-risk" compensation is intended to be the compensation component that will motivate the executive team to achieve superior results and, when accomplished, reward them accordingly. Total direct compensation levels (base salary plus short- and long-term incentive compensation) are established (with aggressively set targets) at or near the 75th percentile of the competitive marketplace when stretch performance targets are achieved. The Compensation Committee uses the Market Benchmark to establish the 50th and 75th percentiles.

        The Company's CEO develops pay recommendations for the named executive officers, excluding himself, based on:

  •
  The Market Benchmark;

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  Each executive's individual performance, experience and expertise, and functional responsibilities; and

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  Company performance, both financial and non-financial.

        The CEO is assisted in the development of the pay recommendations by the Company's Human Resources department. The Compensation Committee reviews the pay recommendations with the advice of Hay Group concerning the competitiveness of the compensation based on the Market Benchmark and alignment with the Company's executive compensation philosophy. The Compensation Committee then sets the base salary and incentive opportunities for the named executive officers (other than the CEO) based on its review of the pay recommendations. The Compensation Committee sets the base salary and incentive opportunities for the CEO based on a performance evaluation conducted by the Board of Directors and a similar informational analysis of the Market Benchmark.

  Elements of Compensation

        The table below summarizes each component of the Company's executive compensation program. Each component is described in more detail in the narrative descriptions following the table.

Component	Purpose	How Determined	Performance Based?
Base Salary	Base compensation for services rendered	Median of competitive market	No
Mission, Values, Performance (MVP) Plan	Reward achievement of financial, employee safety, employee wellness, customer loyalty and community involvement goals	Actual performance versus threshold, target and stretch goals established by the Compensation Committee	Yes
Short-Term Incentive Plan (STIP)	Reward achievement of annual earnings per share target	Actual earnings per share versus threshold, target and stretch goals established by the Compensation Committee	Yes
Long-Term Incentive Plan (LTIP)	Reward growth in earnings per share and level of total shareholder return over multi-year periods relative to Peer Group	Actual increase in earnings per share and actual total shareholder return versus Peer Group at threshold, target and stretch levels established by the Compensation Committee	Yes
Retention Awards	Support executive retention	Analysis of competitive market	No(1)
Retirement Benefits	Provide a base level of retirement income and encourage additional savings for retirement	Analysis of competitive market	No
Perquisites	Support position responsibilities and provide a more tangible benefit than an equivalent amount of cash compensation	Analysis of competitive market	No

(1)
Although not performance based, retention awards are at risk because their value varies based on the Company's performance as it affects the market price of the Company's Common Stock and the dividends to be paid.

  Base Salary

        The Company's compensation philosophy requires that the base salary levels for the named executive officers reflect each executive's functional responsibilities, experience and expertise, and individual performance. To determine the appropriate base salary levels necessary to attract and retain top quality executives, the Compensation Committee reviews in December of each year the base salary information from the U.S. industrial market, as described above, and proxy compensation data for companies in the Peer Group, which is presented and explained by Hay Group. The base salary information is used to create salary ranges and recommended base salaries targeted at the median (50th percentile) of the competitive Market Benchmark. The Compensation Committee then reviews the named executive officer's current base salaries against this market information, based on the executive's functional responsibilities.

        Named executive officer base salary increases also reflect the performance, experience and expertise of the individual executive. The Compensation Committee's evaluation of individual performance is primarily based on each executive's demonstration of the Company's core values and leadership competencies and the attainment of key performance objectives for which the executive has responsibility. The Company's core values (integrity, respect, excellence, stewardship and health) and leadership competencies (such as decision making, strategic thinking and communication) are subjective measures of how each executive performs his or her work in accordance with the Company's core values and corporate culture. Key performance objectives are related to the Company's strategic and operating goals. Key performance objectives for fiscal year 2011 were specific corporate initiatives in the executive's areas of responsibility and were used by the Compensation Committee to assess merit increases for the named executive officers for fiscal year 2012. Some of the key performance objectives were renewal of the Company's long-term strategic plan, progress on major power generation delivery projects, promotion of the new company brand, delivery of strategic technology solutions, and enhancement of regulatory, environmental and safety compliance and reporting. Individual performance in the core values and leadership competencies components (weighted at 45%), and performance objectives components (weighted at 55%) determined the executive's score on his or her annual performance plan. This score was then compared to the average annual performance plan score for all employees, and the target base salary merit increase percentage (3.0% for 2012 compensation) was adjusted to reflect the executive's score relative to the Company average. This amount was further adjusted by an amount, if any, determined by the Compensation Committee that targeted a resulting salary level in the range of the median (50th percentile) of the competitive marketplace based on the Market Benchmark, taking into account that executive's experience and expertise as well as the operating performance and financial condition of the Company.

        In December 2010, the Committee approved the following base salary increases for the named executive officers based on the factors described in the Compensation Discussion & Analysis contained in the proxy statement for the 2011 annual meeting. Mr. Yount became responsible for the Enterprise Quality Management and Information Systems functional areas in 2010 and he received a larger base salary increase to reflect the expansion of the duties and responsibilities for his position. Mr. Dzuricky's base salary was increased to the top of the base salary range for his position. He received the remainder of his merit increase in the form of a lump sum payment of $9,210 in January 2011.

Executive	2011 Base Salary		2010 Base Salary	% Increase
Mr. Skains	$794,908		$772,430	2.9%
Mr. Dzuricky	$415,430	(1)	$413,056	0.6%
Mr. Yoho	$401,740		$386,794	3.9%
Mr. Yount	$356,101		$329,512	8.1%
Mr. O'Hara	$343,539		$334,019	2.9%

(1)
Mr. Dzuricky's 2011 base salary does not include the $9,210 lump sum payment described in the paragraph immediately preceding this table.

  Annual Incentives—Mission, Values, Performance ("MVP") Plan

        The Company's MVP plan is an annual Company-wide plan covering all regular employees. For fiscal year 2011, as in all years since the MVP plan was first implemented, the named executive officers had a target MVP plan cash incentive opportunity equal to 6% of base salary.

        The MVP plan is designed to establish financial, employee safety, employee wellness, customer loyalty and community involvement goals and reward achievement of those goals. The MVP plan for fiscal year 2011 included a Company basic earnings per share ("EPS"; as used in this Proxy Statement, EPS refers to basic, or undiluted, EPS) performance measure (weighted 30%) and several non-financial performance measures (weighted 70% in the aggregate). These non-financial performance measures are identified by management and the Compensation Committee as important to the Company's business mission and values. For fiscal year 2011, these measures were customer loyalty, employee safety, community involvement and employee health and wellness. The MVP plan has threshold, target and stretch performance levels for each performance measure.

        The customer loyalty measure comprised 25% of the MVP plan and gauged overall customer loyalty, based on customer responses to survey questions administered by an independent consulting firm for the Company. The customer loyalty score was determined by using a weighted average scoring method. The employee safety measure comprised 25% of the MVP plan and measured the number of employees who completed a minimum number of safety activities as part of our leading indicator behavioral-based safety program. The community involvement measure comprised 10% of the MVP plan and gauged the Company's reputation and community involvement, based on customer responses to survey questions administered by an independent consulting firm for the Company. The community involvement score was determined by using a weighted average scoring method. The employee health and wellness measure comprised 10% of the MVP plan and measured employee participation in health screenings and health risk assessments.

        The MVP plan awards are contingent on the achievement of a predetermined annual Company EPS target to ensure the awards are funded with profit levels consistent with the Company's earnings objectives for shareholders. If EPS performance is less than 95% of target, there would be no cash distribution of the MVP plan awards. If EPS performance is at 95% of target, payout would be at 50% of the target incentive opportunity. If EPS is at 100% of target, payout would be 100% of the target incentive opportunity. If EPS is at 105% or greater than target, payout would be 150% of the target incentive opportunity. Payouts for EPS performance levels between 95% and 105% of target are determined by linear interpolation. As long as the overall MVP plan score is equal to or greater than target, the MVP plan payout is based solely on EPS performance. If the overall MVP plan score is less than target, the payouts are reduced proportionately.

        The threshold, target and stretch levels for the EPS and non-financial measures in the Company MVP plan were approved by the Compensation Committee of the Board of Directors at the beginning of fiscal year 2011. Actual results for each measure were determined at year end and were compared to the threshold, target, or stretch levels. Results falling between pre-determined threshold, target, or stretch levels were calculated by linear interpolation. Each score was weighted and a final overall weighted MVP plan score was calculated. Management presented fiscal year end MVP plan results to the Compensation Committee. The Compensation Committee approved the award based on actual results on the objective measures and exercised no discretion.

        The following table shows the threshold, target and stretch levels for each measure in the MVP plan and the actual fiscal year 2011 results for each measure:

Goals	Threshold (Score=1)	Target (Score=2)	Stretch (Score=3)	Weight	Actual Performance	Year- End Score	Weighted Score
EPS	$1.48	$1.56	$1.64	30%	$1.58	2.2	0.66
Employee Safety	75% of employees receive	80% of employees receive	85% of employees receive
	at least 1200 points for	at least 1200 points for	at least 1200 points for	25%	95%	3.0	0.75
	safety activities	safety activities	safety activities
Customer Loyalty	Customer loyalty	Customer loyalty	Customer loyalty
	score of 8.14	score of 8.26	score of 8.38	25%	8.30	2.3	0.58
Community Involvement	Reputation score of 8.80	Reputation	Reputation
	and Community	score of 8.88	score of 8.96
	Involvement score of 5.77	and Community	and Community	10%	8.97 and 5.95,	1.9	0.19
		Involvement	Involvement		respectively
		score of 5.97	score of 6.17
Employee Wellness	84% participation in health	86% participation in health	88% participation in health
	screenings and health risk	screenings and health risk	screenings and health risk	10%	93%	3.0	0.30
	assessment	assessment	assessment

			Fiscal 2011 MVP Plan Weighted Score:				2.48

        The Company's EPS of 101% of target and the MVP plan weighted score of 2.48 resulted in an overall MVP plan payout at 110% of the target level.

        The 2011 MVP plan target, maximum and actual payouts for the named executive officers are shown in the following table.

Executive	Target Opportunity as Percentage of Base Salary	Target 2011 MVP Plan Award	Maximum 2011 MVP Plan Award	Actual 2011 MVP Plan Award(1)
Mr. Skains	6%	$47,694	$71,541	$52,494
Mr. Dzuricky	6%	$24,926	$37,389	$27,434
Mr. Yoho	6%	$24,104	$36,156	$26,530
Mr. Yount	6%	$21,366	$32,049	$23,516
Mr. O'Hara	6%	$20,612	$30,918	$22,686

(1)
These amounts are also reported in the "Non-Equity Plan Incentive" column of the Summary Compensation Table in the "Executive Officer Compensation Disclosure Tables" section.

  Annual Incentives—Short-Term Incentive Plan ("STIP")

        The Company's STIP rewards short-term (annual) financial performance. The Compensation Committee reviews and approves STIP cash incentive opportunities for the named executive officers each year, taking into account each executive's responsibilities, competitive pay practices and overall Company financial performance. STIP cash incentive compensation opportunities are expressed as a percentage of base salary. The target percentages, combined with the 6% MVP plan target opportunity, align with median market practices for annual incentive compensation opportunities based on the Market Benchmark.

        STIP awards are made based on the achievement of a predetermined annual Company EPS target to ensure the STIP is funded with profit levels consistent with the Company's earnings objectives for shareholders. If EPS performance is less than 95% of target, there would be no cash distribution. If EPS performance is at 95% of target, there would be a 50% distribution. If EPS is at 100% of target, there would be a 100% distribution. If EPS is at 105% or greater than target, there would be a 150% distribution. STIP awards for EPS performance levels between 95% and 105% of target are determined by linear interpolation.

        The EPS target under the STIP is approved by the Compensation Committee and the Board of Directors. The EPS target for fiscal year 2011 was $1.56. For fiscal year 2011, EPS performance was $1.58. This performance resulted in incentive payouts equal to 110% of the target level. The 2011 STIP target, maximum and actual payouts for the named executive officers are shown in the following table.

Executive	Target Opportunity as Percentage of Base Salary	Target 2011 STIP Award	Maximum 2011 STIP Award	Actual 2011 STIP Award(1)
Mr. Skains	60%	$476,945	$715,418	$524,925
Mr. Dzuricky	50%	$207,715	$311,573	$228,611
Mr. Yoho	50%	$200,870	$301,305	$221,078
Mr. Yount	50%(2)	$178,051	$267,077	$195,962
Mr. O'Hara	40%	$137,416	$206,124	$151,240

(1)
These amounts are also reported in the "Non-Equity Plan Incentive" column of the Summary Compensation Table in the "Executive Officer Compensation Disclosure Tables" section.

(2)
Mr. Yount became responsible for the Enterprise Quality Management and Information Systems functional areas in 2010 and his target STIP opportunity was increased from 40% to 50% of his base salary to reflect the expansion of the duties and responsibilities for his position.

  Long-Term Incentives

        To support the Company's pursuit of long-term creation of shareholder value, as well as the motivation and retention of a high-quality executive team, the Company makes Long-Term Incentive Plan ("LTIP") awards to the named executive officers and other key management employees. Combined with the STIP and MVP plan incentive opportunities, the Company's LTIP emphasizes "pay at risk" for the Company's named executive officers in a manner consistent with the Company's high performance culture.

        The LTIP is designed to reward long-term Company performance against objective financial goals as well as relative total shareholder return performance (stock price appreciation plus dividend payments) against the Company's Peer Group. Under the LTIP, the Compensation Committee awards equity units to the named executive officers under a formula that considers position, base salary and stock price/performance share valuation at the time of award, and the number of months of participation. The formula includes a discount for risk of forfeiture over the performance period. Grant sizes are also reviewed in light of the Market Benchmark for each executive's position to ensure that grant sizes are competitive. Each equity unit awarded is equivalent in value to one share of the Company's Common Stock. No dividends or dividend equivalents are paid or accrued on these units during the performance period. Target opportunities for fiscal year 2011 LTIP grants for the named executive officers are summarized in the following table.

Fiscal Year 2011 LTIP Grant Target Opportunities

Executive	Target Opportunity as Percentage of Base Salary
Mr. Skains	100%
Mr. Dzuricky	60%
Mr. Yoho	60%
Mr. Yount	60%
Mr. O'Hara	60%

        LTIP awards are paid out based on the levels of financial and relative Peer Group performance achieved by the Company during each three year LTIP performance period. Two measures are used to determine performance, both of which are predicated on creating long-term value for the Company's shareholders. One of the measures reflects absolute financial performance by the Company and the other measure is relative performance:

  •
  A stated compounded annual increase in Company EPS determines 50% of the LTIP award payout; and

  •
  The Company's percentile ranking for total shareholder return (including both stock price appreciation and dividend payment) performance in comparison to the Peer Group companies shown in the table below entitled "Total Shareholder Return Performance Measurement for LTIP Awards" determines the remaining 50% of the payout.

        The measures recognize two very important factors for investors—long-term EPS growth and total shareholder return performance against other companies in the natural gas utility sector. This design is consistent with the Company's philosophy of providing named executive officers the opportunity to earn above-median compensation through incentive compensation that is delivered for creating significant shareholder value by recognizing both EPS growth and relative total shareholder return performance.

        The following tables summarize the pay-for-performance EPS component portion and total shareholder return component of the LTIP.

EPS Growth Measurement for LTIP Awards

Compounded Annual EPS Increase	Payout Percentage for EPS Growth Component of LTIP Award(1)
120% of target (stretch)	120%
100% of target	100%
80% of target (threshold)	80%
Less than 80% of target	No payout

(1)
LTIP payouts for EPS performance between the performance levels shown above are determined by linear interpolation.

Total Shareholder Return Performance Measurement for LTIP Awards

Company Performance Ranking in Comparison to Peer Group Performance	Payout Percentage for Total Shareholder Return Component of LTIP Award
At or above 90th percentile	120%
75th to 89th percentile	110%
50th to 74th percentile	100%
40th to 49th percentile	90%
25th to 39th percentile	80%
Below 25th percentile	No payout

        At October 31, 2011, the named executive officers had the 2011, 2012 and 2013 LTIP awards outstanding, which cover the three-year performance periods ending October 31, 2011, October 31, 2012, and October 31, 2013, respectively. The following table summarizes actual results against performance measures for the 2011 LTIP award, and the performance measures for the 2012 and 2013 LTIP awards. The Compensation Committee annually reviews the EPS growth target for new LTIP awards. The EPS growth target for the 2011, 2012 and 2013 LTIP Awards was set at 4%. The Company and its Board of Directors believe this long-term EPS growth rate, combined with share appreciation and dividend yield, will offer its shareholders a market competitive return on their investment.

		Compounded Annual EPS Increase				Target Total Shareholder Return Ranking
	Performance Period— 3-year period ending				Actual Compounded Annual EPS Increase				Actual Total Shareholder Return Ranking
Award		Threshold	Target	Stretch		Threshold	Target	Stretch
2011	October 31, 2011	3.2%	4.0%	4.8%	1.7%	25th	50th to 74th	90th	13thth
		$1.65	$1.69	$1.73	$1.58	percentile	percentile	percentile	percentile

2012	October 31, 2012	3.2%	4.0%	4.8%	(1)	25th	50th to 74th	90th	(1)
		$1.85	$1.89	$1.93		percentile	percentile	percentile

2013	October 31, 2013	3.2%	4.0%	4.8%	(1)	25th	50th to 74th	90th	(1)
		$2.15	$2.20	$2.26		percentile	percentile	percentile

(1)
Performance not completed.

        Based on the EPS and total shareholder return ranking shown above for the performance period ended October 31, 2011, there was no payout under the 2011 LTIP Award. The targets for the 2011 LTIP Award were based on a stock price of $32.92 on October 31, 2008 and EPS of $1.50 for fiscal year 2008. The Company's three year compounded annual EPS growth was 1.7%, compared to a 3.2% threshold performance level, and the Company was in the 13th percentile for total shareholder return relative to the Peer Group. The 2011 LTIP Award target, maximum and actual payouts to the named executive officers are shown in the following table.

Executive	Target 2011 LTIP Award	Maximum 2011 LTIP Award	Actual 2011 LTIP Award
Mr. Skains	36,891 shares	44,269 shares	0 shares
Mr. Dzuricky	11,805 shares	14,166 shares	0 shares
Mr. Yoho	11,067 shares	13,280 shares	0 shares
Mr. Yount	9,444 shares	11,333 shares	0 shares
Mr. O'Hara	9,444 shares	11,333 shares	0 shares

        All outstanding LTIP incentive opportunities, as well as proposed new grants, are reviewed each year by the Compensation Committee to ensure the targeted Company performance levels and total compensation mix for named executive officers are consistent with the Company's executive compensation philosophy. The Company does not have any program, plan or practice to time "off-cycle" awards in coordination with the release of material non-public information.

  Retention Awards

        The Compensation Committee from time to time awards restricted stock and retention units to (i) support the Company's executive retention strategy, (ii) further align the executives' interests with those of the Company's shareholders by rewarding long-term shareholder value creation and (iii) diversify the mix of compensation under the Company's executive compensation program. The Compensation Committee has not adopted a regular schedule or policy for making retention awards.

        Effective September 1, 2006, the Board of Directors approved a time-vested restricted stock grant of 65,000 shares of the Company's Common Stock to Mr. Skains. The targeted after-tax value of the restricted stock grant equaled two times Mr. Skains' base salary at the time of $610,000. This grant vested over five years. Twenty percent vested on September 1, 2009, 30% vested on September 1, 2010 and the remaining 50% vested on September 1, 2011. During the vesting period, any dividends paid on unvested shares were accrued (at the Company's closing stock price on the date of dividend payment) and were converted into additional shares and vested according to the five year vesting schedule. On September 1, 2011, the final vesting date under this restricted stock grant, Mr. Skains vested in 39,580 shares of Common Stock. After withholding of shares to satisfy Mr. Skains' tax liability on the vested shares, Mr. Skains received 20,235 shares of Common Stock having a value of $632,951 based on the closing stock price on the vesting date.

        On December 15, 2010, the Compensation Committee approved a retention unit grant to all participants in the LTIP. The Compensation Committee determined that the grant was appropriate to support the retention of key management during a period of challenging economic and market conditions. The number of retention units included in the grant was equal to 25% of the sum of the target performance units awarded to the participant for the LTIP performance periods ending October 31, 2011, 2012 and 2013. The retention units will become fully vested on December 15, 2013, subject to the participant's continued employment with the Company through that date, or if earlier, upon the participant's termination of employment with the Company due to the participant's death or disability. The Compensation Committee has discretion to accelerate the vesting of a participant's retention units, including upon retirement. The units will be paid to the participants in the form of one share of the Company's Common Stock of the Company for each vested retention unit. No dividends or dividend equivalent payments will be paid or accrued on these units during the vesting period.

  Summary of Compensation Components—Mix of Total Direct Compensation

        The pie charts below show the mix of the target total direct compensation opportunities in fiscal year 2011 for Mr. Skains and for the other named executive officers averaged together, but excluding Mr. Skains. The actual compensation realized from the target incentive opportunities is determined by Company performance over a one year period (in the case of the MVP plan and STIP) or a three year performance period (in the case of LTIP). The fiscal year 2011 target payout levels are expressed as a percentage of target total direct compensation.

Mr. Skains Fiscal Year 2011 Target Compensation Mix	Average Other NEOs Fiscal Year 2011 Target Compensation Mix

        The pie charts below show the mix of compensation elements actually earned for fiscal year 2011 by Mr. Skains and by the other named executive officers averaged together, but excluding Mr. Skains. The fiscal year 2011 actual payouts are expressed as a percentage of actual total direct compensation.

Mr. Skains Fiscal Year 2011 Actual Compensation Mix	Average Other NEOs Fiscal Year 2011 Actual Compensation Mix

  Retirement Benefits

        The Company provides all regular employees the opportunity to participate in a 401(k) plan. In order to encourage employees to save for their retirement, the 401(k) plan contains an automatic enrollment feature. The Company matches employee contributions at 100%, up to 5% of the employee's pay. The named executive officers participate in the 401(k) plan on the same terms as other eligible employees.

        The Company maintains a defined benefit plan (the "Retirement Plan") for employees hired before January 1, 2008. Employees accrue benefits under the Retirement Plan for up to 35 years of service. The benefit accrual rate for pre-2008 service is greater during the first 20 years of service than it is for the next 15. For service after December 31, 2007, the benefit accrual rate is the same for each year of service up to 35. The Company also maintains a defined contribution plan for employees hired on or after January 1, 2008, instead of the Retirement Plan. Since all the named executive officers were hired before 2008, the defined contribution plan does not apply to them.

        The Company also maintains a Defined Contribution Restoration Plan (the "DC Restoration Plan") and a Voluntary Deferral Plan.

        All officers of the Company (including the Company's named executive officers) are eligible to participate in the DC Restoration Plan. The DC Restoration Plan provides supplemental retirement benefits to covered officers, including named executive officers, whose benefits under the qualified retirement plans are adversely affected by the Internal Revenue Code limitations that apply to the qualified retirement plans. The plan's objective is to bring the targeted retirement income for the covered officers to the same percentage non-affected employees would receive under the qualified retirement plans. The Company credits each participant's DC Restoration Plan account with an amount equal to 13% of the participant's total annual compensation (base salary and annual cash incentive compensation) that exceeds the Internal Revenue Code compensation limitation that applies to the Company's qualified retirement plans. (The limitation was $245,000 for 2011. It is adjusted periodically by the Internal Revenue Service.) A participant's DC Restoration Plan account is deemed to be invested in accordance with the participant's election in investment options that are similar to most of the options available under the Company's 401(k) plan. A participating named executive officer's DC Restoration Plan account becomes vested after the participant completes five years of service. The vested amount credited to a participant's DC Restoration Plan account will be distributed to the participant upon separation from service.

        The Voluntary Deferral Plan allows the named executive officers and other key employees to save additional amounts for retirement or other long-term financial goals by electing to defer a portion of their base salary and annual cash incentive compensation. No Company contributions are made to the Voluntary Deferral Plan. All amounts deferred by a participant under the Voluntary Deferral Plan will be credited to an account maintained in the participant's name. A participant's Voluntary Deferral Plan account is deemed to be invested in accordance with the participant's election in investment options that are similar to most of the options available under the Company's 401(k) plan. All amounts deferred by participants under the Voluntary Deferral Plan are fully vested. A participant's Voluntary Deferral Plan account will be distributed to the participant upon separation from service or, if earlier, a date specified by the participant at the time the participant makes his or her deferral election. None of the executive officers contributed to the Voluntary Deferral Plan during fiscal year 2011.

        The Company also maintains executive life insurance policies for officers of the Company ($1,950,000 for Mr. Skains and $1,450,000 for each of the other named executive officers).

  Other Compensation

        As part of a comprehensive executive pay program, the Company provided the named executive officers the following perquisites in fiscal year 2011:

  •
  Reimbursement of tax preparation expenses (annual capped allowance)

  •
  Home security (Mr. Skains only)

  •
  Limited spousal travel and family entertainment associated with Company functions

  •
  Sporting and cultural event tickets

  •
  Executive physical exam (annual capped allowance, which may be exceeded if additional diagnostic procedures are recommended by the physician)

The Company's group medical plan now covers the entire cost of physical examinations. For this reason, the executive physical exam perquisite was terminated effective July 1, 2011.

        Management and the Compensation Committee believe that the perquisites described above support and facilitate position responsibilities, while providing a more tangible benefit than an equivalent amount of cash compensation. These perquisites are considered in the Compensation Committee's review of total compensation for the named executive officers. However, because these perquisites represent a relatively small portion of the named executive officers' total compensation, they do not materially influence the Compensation Committee's decisions regarding total compensation.

  Executive Stock Ownership Guidelines

        At the recommendation of the Compensation Committee, the Company's Board has established stock ownership guidelines for all employees who participate in the LTIP, including the named executive officers. The Committee strongly advocates stock ownership as a means to better align management interests with those of shareholders. The targeted ownership level for Mr. Skains is Common Stock having a market value equal to five times his base salary. The targeted ownership level for each of the other named executive officers is Common Stock with a market value equal to three times his base salary. Each named executive officer has a period of five years to achieve the applicable targeted ownership level of Company Common Stock, but they are deemed to be in compliance with the guidelines if they retain all Common Stock awarded to them through equity awards until their applicable base salary multiple is achieved. Up to 25% of STIP awards will be used to purchase Common Stock if an executive does not meet the ownership guidelines because of his or her sale or disposition of Common Stock.

        These stock ownership targets are consistent with the Market Benchmark. The Compensation Committee also reviews on a regular basis the amount of stock owned by each named executive officer to ensure they are in compliance with the guidelines. Each named executive officer is currently in compliance with the stock ownership guidelines.

  Employment Agreements

        The Company has entered into an Employment Agreement with each named executive officer. In approving the Employment Agreements, the Compensation Committee determined that the continued retention of the services of the named executive officers on a long-term basis is in the best interest of the Company in that it promotes the stability of senior management and enables the Company to retain the services of well-qualified officers with extensive contacts and experience in the natural gas distribution industry. Each of these Employment Agreements is substantially similar, and the material terms of the agreements are described below under "Post-Employment Benefits."

  Severance and Change-in-Control Agreements

        The Company believes that the occurrence of a change-in-control can create insecurity among senior executives regarding continued employment. In view of this, the Company has entered into a Severance Agreement with each named executive officer. The primary objective of the Severance Agreements is to protect the Company's interests by eliminating the distraction created by the lack of severance upon termination. This belief is evidenced by the Company's use of a "double trigger" arrangement, which requires a change-in-control event (as defined in the agreements) to be followed by the executive's involuntary or constructive termination in order for severance benefits to be paid. The severance benefits provided under the Severance Agreements are based on a competitive design and costing analysis of the Peer Group conducted for the Compensation Committee by Hay Group.

        The Company does not pay any tax gross-ups on benefits paid under the Severance Agreements. Under the Severance Agreements, in the event that any payment or benefit received or to be received by the officer constitutes a non-deductible "parachute payment" (in whole or part) under Section 280G of the Internal Revenue Code, then the executive is responsible for the payment of the related excise taxes under Section 4999 of the Internal Revenue Code. If it is determined that reducing the benefits below the level at which they become "excess" parachute payments would result in a greater after-tax benefit to the executive, these benefits will be reduced to the extent necessary to exclude such benefits from Section 4999 taxation. The Company believes that this "greater of" approach delivers a greater portion of the intended severance benefit to the executive without incurring the additional expense of a tax gross-up.

        The table entitled "Severance Benefits (Termination Following a Change-in-Control)" and accompanying narrative and footnotes discloses the severance benefits payable under the Severance Agreements to each named executive officer, based on a hypothetical Company change-in-control and involuntary or constructive employment termination date of October 31, 2011.

  Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code generally limits the tax deductibility of compensation paid by a public company to its Chief Executive Officer and certain other executive officers to $1 million in the year the compensation becomes taxable to the executive. There is an exception to the limit on deductibility for performance-based compensation that meets certain requirements.

        The Company considers the impact of this rule when developing and implementing short- and long-term incentive programs to meet the deductibility requirements by focusing on performance-based incentive compensation opportunities. The Company believes it is important to preserve flexibility in administering compensation programs in a manner designed to promote varying corporate goals. Accordingly, the Company has not adopted a policy that all compensation must qualify as deductible under Section 162(m). Amounts paid under the compensation program, including base salaries, MVP plan awards and grants of deferred shares (restricted stock and retention units), may not qualify as performance-based compensation excluded from the limitation on deductibility.

  Compensation Risk Assessment

        During fiscal 2011, the Compensation Committee reviewed and discussed an analysis of the relationship between the Company's compensation practices and risk. The analysis was prepared by Company management with the assistance of the Compensation Committee's compensation consultant and the Company's outside counsel. After reviewing and discussing the analysis, the Compensation Committee concluded that the Company's compensation practices do not encourage inappropriate risk taking and therefore are not reasonably likely to have a material adverse effect on the Company. The Committee's conclusion was based, in part, on the following:

  •
  Annual cash bonuses under the STIP and MVP plan are capped at 150% of each participant's target award. STIP individual targets range from 3% to 60% of base salary. MVP plan individual target awards range from 2% to 6% of base salary. These caps at 150% are in line with competitive practice.

  •
  The Company's annual capital budget and budgeted earnings per share are approved in advance by the Board of Directors and performance compared to budget is reviewed regularly with the Board. The Company has numerous internal controls to monitor actual performance compared to budget.

  •
  The threshold, target and maximum performance levels for STIP and MVP plan awards are based on an overall company business plan that has been reviewed and approved by the Board of Directors and is in line with the Company's budget and announced market guidance.

  •
  LTIP awards are capped at 120% of each participant's target award (individual target awards range from 20% to 100% of base salary). This cap at 120% is in line with competitive practice.

  •
  The caps on at-risk incentive compensation insure an appropriate balance between base salary and at-risk incentive compensation. The balance between short-term (STIP and MVP plan) targets and long-term (LTIP) targets supports a balanced focus on both short-term and long-term performance.

  •
  LTIP awards have three-year overlapping performance periods. This overlapping period design results in performance in a given year impacting three performance award opportunities, discouraging the mismanagement of performance data in a single year.

  •
  One of the LTIP performance metrics is the Company's compounded annual EPS growth rate. The long-term EPS growth rate under the LTIP provides a balance to the annual EPS performance metric under the STIP and MVP plan.

  •
  The company has effective controls over financial reporting. The controls include written policies and guidelines, internal audits, regular reviews by management and by the Audit Committee of the Board of Directors, and careful selection and training of accounting personnel. The internal controls minimize the risk that incentive awards will be based on EPS performance that is inaccurate.

  •
  The Compensation Committee reviews and approves all incentive compensation performance measures, reviews actual Company performance at the end of the performance period and approves all STIP, MVP plan and LTIP awards prior to payment of any awards.

  •
  The payout curve under the incentive plans, from threshold to maximum, is a straight line (linear) progression.

  •
  The Compensation Committee has adopted a stock ownership policy that requires significant stock ownership by executives who are members of the Company's Leadership Council, all of whom participate in the Company's long-term and short-term incentive plans.

  •
  The Compensation Committee has adopted stated policies and practices for compensation plan design. The compensation plans are documented, communicated and administered on a consistent basis.

  Conclusion

        The Compensation Committee has reviewed all components of the compensation earned by the named executive officers under the Company's executive compensation program, including base salary, short- and long-term incentive compensation, retirement benefits and the dollar value of all perquisites and other personal benefits. The Compensation Committee concluded that the compensation components and the compensation in the aggregate are reasonable and appropriate and operated as intended in 2011 by continuing to support a strong link between pay and performance and the long term interests of the Company's shareholders.

Executive Officer Compensation Disclosure Tables

        The following tables disclose information related to the compensation paid to the Company's named executive officers. The first table, the Summary Compensation table, provides a summary of the total compensation earned for the 2011 fiscal year by the Company's Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2011. The tables following the Summary Compensation table provide additional information about the elements of compensation presented in the Summary Compensation table, and the pension, deferred compensation and severance benefits of the named executive officers. The tables include an introductory description and extensive explanatory footnotes to help you understand the information shown in the tables.

        Summary Compensation Table.    The following table summarizes the compensation earned by the named executive officers for fiscal years 2009 through 2011. The table shows the base salary, the actual STIP and MVP plan awards and all other compensation paid or provided to the named executive officers for each fiscal year. The table also shows (i) the projected value, assuming target level performance, of the LTIP awards granted to the named executive officers at the beginning of each fiscal year and (ii) the value of the time-vested retention units awarded on December 15, 2010. The actual amount a named executive officer will receive from an LTIP award will be based on the Company's performance over the LTIP award's three-year performance period and the actual value will be based on the market value of the Company's Common Stock when the LTIP award is paid after the end of the performance period. The actual value a named executive officer will receive from the retention unit award will be based on the market value of the Company's Common Stock when the units become vested on December 15, 2013. Finally, the table includes the change each year in the present value of each named executive officer's Retirement Plan benefit.

 Summary Compensation Table for Fiscal Year Ended October 31, 2011

	Year	Salary (1)	Bonus (2)	Stock Awards (3)(8)	Option Awards (4)	Non-Equity Incentive Plan Compen-sation (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (6)	All Other Compensation (7)	Total
Thomas E. Skains
Chairman, President	2011	$760,876	$0	$2,173,266	$0	$577,419	$ 91,271	$179,000	$3,781,832
and Chief Executive	2010	$802,139	$0	$1,419,314	$0	$508,182	$ 67,471	$198,106	$2,995,212
Officer	2009	$740,385	$0	$1,143,990	$0	$742,367	$140,495	$ 98,896	$2,866,133
David J. Dzuricky(8)
Senior Vice President	2011	$416,663	$0	$ 686,173	$0	$256,045	$ 93,949	$ 87,975	$1,540,805
and Chief Financial	2010	$428,943	$0	$ 455,390	$0	$230,196	$ 74,978	$ 97,809	$1,287,316
Officer	2009	$395,192	$0	$ 366,073	$0	$336,194	$153,824	$ 66,913	$1,318,196
Franklin H. Yoho
Senior Vice President,	2011	$399,441	$0	$ 657,037	$0	$247,608	$ 57,494	$ 66,200	$1,427,780
Chief Commercial	2010	$401,671	$0	$ 426,426	$0	$215,560	$ 39,361	$ 80,867	$1,163,885
Operations Officer	2009	$370,192	$0	$ 343,188	$0	$315,183	$ 67,227	$ 48,976	$1,144,766
Kevin M. O'Hara
Senior Vice President,	2011	$342,074	$0	$ 562,699	$0	$173,926	$118,651	$ 56,624	$1,253,974
Chief Administrative	2010	$346,866	$0	$ 368,238	$0	$152,847	$ 84,114	$ 61,656	$1,013,721
Officer	2009	$316,154	$0	$ 292,858	$0	$221,061	$191,324	$ 99,700	$1,121,097
Michael H. Yount
Senior Vice President,	2011	$352,010	$0	$ 575,497	$0	$219,478	$ 45,290	$ 51,245	$1,243,520
Chief Utility	2010	$342,186	$0	$ 363,272	$0	$150,884	$ 32,331	$ 59,295	$ 947,968
Operations Officer	2009	$316,109	$0	$ 292,858	$0	$220,959	$ 40,603	$ 41,588	$ 912,117

(1)
The named executive officers did not receive merit-based base salary increases for fiscal year 2010. The salaries disclosed in the table for 2010 are higher because (a) there were 27 payroll dates in fiscal year 2010 (instead of the usual 26 payroll dates) and (b) the Compensation Committee made a one-time adjustment in base salaries in October 2009 to partially compensate the executives for the elimination of car allowance and club membership perquisites.

(2)
Any bonuses included in the "Bonus" column represent sign-on or discretionary bonuses.

(3)
The amounts reported in this column are the aggregate grant date fair values, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718") of (a) the 2013 LTIP performance unit awards that are earned over a three-year performance period that began November 1, 2010 and (b) time-vested retention unit awards that cliff vest on December 15, 2013, the third anniversary of the grant date (in each case, excluding the effect of estimated forfeitures). The amounts included in this column for the 2013 LTIP performance unit awards are based on the target level of performance and the closing market price of the Company's Common Stock on the grant date. If the highest level of performance is achieved, the amounts that will be received with respect to the 2013 LTIP awards (based on the closing market price of the Company's Common Stock of $29.49 on the grant date) are as follows: Mr. Skains, $1,438,876; Mr. Dzuricky, $451,197; Mr. Yoho, $436,334; Mr. O'Hara, $373,107; and Mr. Yount, $386,761. See Note 10 of the Company's audited financial statements for the fiscal year ended October 31, 2011 (included in the Company's annual report on Form 10-K filed with the SEC on December 23, 2011) for a discussion of the assumptions used in the calculation of these amounts.

(4)
The Company does not currently grant stock options.

(5)
The amounts set forth in this column were earned during fiscal 2011 and paid in early fiscal 2012 under the Company's annual STIP and MVP plan.

(6)
These amounts represent the increase in the actuarial present value of the officer's accumulated benefit under the Company's Retirement Plan.

(7)
See "All Other Compensation" table below.

(8)
Mr. Dzuricky retired from the Company on October 31, 2011. Upon his retirement, the number of performance units in Mr. Dzuricky's 2013 LTIP award was prorated based on his retirement date and at the discretion of the Compensation Committee he became vested in one-third of his retention units. The remaining retention units were forfeited.

        The following table shows by category and amount all compensation included in the "All Other Compensation" column for the fiscal year ended October 31, 2011. Perquisites are comprised of tax preparation services, executive physicals, home security (Mr. Skains only), sporting and cultural event tickets, and spousal travel and family entertainment.

All Other Compensation for Fiscal Year Ended October 31, 2011

Compensation Item	Mr. Skains	Mr. Dzuricky	Mr. Yoho	Mr. O'Hara	Mr. Yount
Company matching contribution to 401 (k) Plan	$12,229	$12,250	$12,250	$12,250	$12,250
Company contribution to Defined Contribution Restoration Plan	$134,630	$51,773	$46,456	$31,443	$30,601
Insurance premium for Executive Life	$5,939	$15,058	$3,501	$3,748	$4,777
Perquisites (not exceeding $25,000 each)	$23,664	$2,680	$2,564	$7,652	$1,659
Tax gross-up for Executive Life premium	$2,538	$6,215	$1,429	$1,531	$1,958

Totals	$179,000	$87,975	$66,200	$56,624	$51,245

        Grants of Plan-Based Awards.    The columns in the following table under the heading "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" show the threshold, target and maximum (stretch) incentive awards the named executive officers could have earned under the Company's annual STIP and MVP plan for fiscal year 2011, based upon the achievement of predetermined performance goals. The actual amounts earned under these plans for fiscal year 2011 are included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table above. The columns in the table under the heading "Estimated Future Payouts Under Equity Incentive Plan Awards" show the threshold, target and maximum performance units granted under the Company's ICP for the three year performance period that began on November 1, 2010 and will end on October 31, 2013 (2013 LTIP). The amounts shown in the "All Other Stock Awards: Number of Shares of Stock or Units" show the number of retention units awarded to the named executive officers on December 15, 2010. The retention units will cliff vest on December 15, 2013, the third anniversary of the grant date.

Grants of Plan Based Awards for Fiscal Year Ended October 31, 2011

								All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)		Grant Date Fair Value of Stock and Options Awards (3)
					Estimated Future Payouts Under Equity Incentive Plan Awards(1)					Exercise or Base Price of Options Awards ($/sh)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
	Grant Date				Threshold (#)	Target (#)	Maximum (#)
Name		Threshold	Target	Maximum
Thomas E. Skains	12/15/10				32,528	40,660	48,792	33,035	N/A	N/A	$2,173,266
		$262,320	$524,639	$786,959
David J. Dzuricky	12/15/10				10,200	12,750	15,300	10,518	N/A	N/A	$686,173
		$116,320	$232,641	$348,961
Franklin H. Yoho	12/15/10				9,864	12,330	14,796	9,950	N/A	N/A	$657,037
		$112,487	$224,974	$337,462
Kevin M. O'Hara	12/15/10				8,434	10,543	12,652	8,538	N/A	N/A	$562,699
		$79,014	$158,028	$237,042
Michael H. Yount	12/15/10				8,743	10,929	13,115	8,586	N/A	N/A	$575,497
		$99,708	$199,417	$299,125

(1)
The formula to determine the number of units awarded to each participant considers position, base salary and stock price / performance share valuation at the time of award, and the number of months of participation. Each unit awarded is equivalent in value to one share of Common Stock. If performance measures are met, as determined and approved by the Compensation Committee, payouts of the award, in the form of Common Stock and up to 50% withheld for taxes, will occur at the end of the performance period.

(2)
The amounts in this column represent time-vested retention units that were granted on December 15, 2010. The number of units in each executive's grant was equal to 25% of the sum of the target performance units awarded to the executive for the LTIP performance periods ending October 31, 2011, 2012 and 2013. The retention units will become fully vested on December 15, 2013, subject to the participant's continued employment with the Company through that date, or if earlier, upon the participant's termination of employment with the Company due to the participant's death or disability. The units will be paid to the participants in the form of one share of the Company's Common Stock for each vested retention unit less units withheld for taxes. No dividends or dividend equivalent payments will be paid or accrued on these units during the vesting period.

(3)
This column represents the value of the LTIP performance units (2013 LTIP) based on target level of performance and the time-vested retention units, both awarded on December 15, 2010, based on the closing price of the Company's Common Stock on the New York Stock Exchange on that date of $29.49. The actual number of LTIP performance units earned will be determined after the end of the three-year performance period ending on October 31, 2013.

        Outstanding Equity Awards at Fiscal Year-End.    The following table provides information about unearned LTIP performance unit awards and unvested retention units held by the named executive officers on October 31, 2011.

Outstanding Equity Awards at Fiscal Year-End for Fiscal Year Ended October 31, 2011

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Thomas E. Skains	N/A	N/A	N/A	N/A	N/A	33,035	$1,079,914	32,528	$1,063,340
								43,671	$1,427,605
								29,513	$964,780
David J. Dzuricky(3)	N/A	N/A	N/A	N/A	N/A	0	$0	3,400	$111,146
								9,342	$305,390
								9,444	$308,724
Franklin H. Yoho	N/A	N/A	N/A	N/A	N/A	9,950	$325,266	9,864	$322,454
								13,121	$428,925
								8,854	$289,437
Kevin M. O'Hara	N/A	N/A	N/A	N/A	N/A	8,538	$279,107	8,434	$275,707
								11,330	$370,378
								7,555	$246,973
Michael H. Yount	N/A	N/A	N/A	N/A	N/A	8,586	$280,676	8,743	$285,809
								11,178	$365,409
								7,555	$246,973

(1)
The amounts in this column represent time-vested retention units that were granted on December 15, 2010. The number of units in each executive's grant was equal to 25% of the sum of the target performance units awarded to the executive for the LTIP performance periods ending October 31, 2011, 2012 and 2013. The retention units will become fully vested on December 15, 2013, subject to the participant's continued employment with the Company through that date, or if earlier, upon the participant's termination of employment with the Company due to the participant's death or disability. The units will be paid to the participants in the form of one share of the Company's Common Stock for each vested retention unit less units withheld for taxes. No dividends or dividend equivalent payments will be paid or accrued on these units during the vesting period.

(2)
The amounts in this column equal the threshold number of performance shares awarded under the ICP for the following performance periods (in descending order) multiplied by the closing price of the Company's Common Stock ($32.69) on October 31, 2011: 2013 LTIP (November 1, 2010 to October 31, 2013), 2012 LTIP (November 1, 2009 to October 31, 2012), and 2011 LTIP (November 1, 2008 to October 31, 2011). The amounts indicated are not necessarily indicative of the amounts that may actually be realized by the individual executives. The actual number of shares earned under the 2011 LTIP for the performance period November 1, 2008 to October 31, 2011 is shown in the "Option Exercises and Stock Vested" table.

The ICP sets forth the rights of participants, including the named executive officers, to receive an LTIP award upon various termination events. If a participant in the LTIP dies prior to the end of the applicable performance period, the participant's designated beneficiary will receive the target number of performance shares. In the event a participant in the LTIP becomes disabled prior to the end of the applicable performance period, the participant will receive an award based on the Company's performance for the full performance period. In the event a participant in the LTIP retires prior to the end of the applicable performance period, the participant will receive an award based on the Company's performance for the full performance period, prorated to reflect the period of time during which the participant was an active participant during the performance period. In the event of a change-in-control, the target number of any performance shares outstanding upon a change-in-control will become vested and must be paid to the participant within 2 1/2 months after the change-in-control. If a participant's employment terminates prior to the end of the applicable performance period for any other reason, the participant will not receive any award.

  The tables, footnotes and narrative set forth in the section entitled "Post-Employment Benefits" describe the rights of named executive officers to receive LTIP awards pursuant to their Employment Agreements and Severance Agreements.

(3)
Mr. Dzuricky retired from the Company on October 31, 2011. Upon his retirement, the number of performance units in Mr. Dzuricky's outstanding LTIP awards was prorated based on his retirement date, and at the discretion of the Compensation Committee he became vested in one-third of his retention units. The remaining retention units were forfeited.

        Option Exercises and Stock Vested.    The share and value amounts in the table for Mr. Skains represent the number of shares of restricted stock that became vested in September 2011 and the market value of those shares on the vesting date. The share and value amounts for Mr. Dzuricky represent the prorated portion of his retention unit award that became vested in connection with his retirement. None of the 2011 LTIP performance units for the performance period that began November 1, 2008 and ended October 31, 2011 were earned.

Option Exercises and Stock Vested For Fiscal Year Ended October 31, 2011

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2)
Thomas E. Skains	N/A	N/A	39,580	$1,238,062
David J. Dzuricky	N/A	N/A	3,506	$116,715
Franklin H. Yoho	N/A	N/A	0	$0
Kevin M. O'Hara	N/A	N/A	0	$0
Michael H. Yount	N/A	N/A	0	$0

(1)
The Company does not currently grant stock options.

(2)
No performance shares were earned under the 2011 LTIP. The value for Mr. Skains represents the 39,580 shares of restricted stock that vested on September 1, 2011 multiplied by the closing stock price of $31.28 on that date. The value for Mr. Dzuricky represents one third of the time-vested retention units granted to Mr. Dzuricky on December 15, 2010 that became vested at the discretion of the Committee upon his October 31, 2011 retirement from the Company multiplied by the closing stock price of $33.29 on October 28, 2011 (the last business day preceding his retirement). The actual number of vested shares received by Mr. Skains and Mr. Dzuricky was reduced due to withholding for taxes.

        Pension Benefits.    The following table provides the actuarial present value of each named executive officer's accumulated benefit under the Company's Retirement Plan.

Pension Benefits for Fiscal Year Ended October 31, 2011

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)	Payments During Last Fiscal Year
Thomas E. Skains	Retirement Plan	16.5	$529,515	N/A
David J. Dzuricky	Retirement Plan	16.5	$639,365	N/A
Franklin H. Yoho	Retirement Plan	9.5	$243,925	N/A
Kevin M. O'Hara	Retirement Plan	23.5	$674,798	N/A
Michael H. Yount	Retirement Plan	5.5	$159,124	N/A

(1)
The Company's Retirement Plan covers all full-time employees hired before January 1, 2008 upon attainment of age 21 and completion of one year of service, or attainment of age 30. The full cost of the Retirement Plan is paid by the Company. Benefits under the Retirement Plan are determined by a step-rate formula which utilizes the participant's covered compensation, final average earnings and credited years of service. Benefits under the Retirement Plan become fully vested prior to normal retirement age upon the completion of five years of service with the Company.

The Retirement Plan benefit amounts represent the actuarial present value of each executive's accumulated benefit using the same assumptions used by the Company for financial reporting purposes and each executive's age, length of service and average annual compensation. Even though they have the same length of service with the Company, the present value of Mr. Dzuricky's benefit exceeds the present value of Mr. Skains' benefit because Mr. Dzuricky is older. Note 9 to the Company's audited financial statements for the fiscal year ended October 31, 2011 (included in the annual report on Form 10-K filed with the SEC on December 23, 2011) describes the valuation assumptions used to calculate the actuarial present value of the Retirement Plan benefits.

        Nonqualified Deferred Compensation.    The following table provides information about contributions and earnings credited to the accounts of the named executive officers under the Company's Defined Contribution Restoration Plan during fiscal year 2011. None of the executive officers contributed to the Company's Voluntary Deferral Plan during fiscal year 2011.

Nonqualified Deferred Compensation for Fiscal Year Ended October 31, 2011

Name	Executive Contribution in Last FY	Registrant Contributions in Last FY(1)	Aggregate Earnings in Last FY	Aggregate Withdrawals / Distributions	Aggregate Balance at Last FYE(2)
Thomas E. Skains	$0	$134,630	$(4,402)	$0	$321,310
David J. Dzuricky	$0	$ 51,773	$ 1,882	$0	$138,701
Franklin H. Yoho	$0	$ 46,456	$ 6,572	$0	$127,898
Kevin M. O'Hara	$0	$ 31,443	$ 1,021	$0	$ 84,925
Michael H. Yount	$0	$ 30,601	$ 1,442	$0	$ 85,360

(1)
The amounts presented in this column represent Company credits to the executive officers' account under the Defined Contribution Restoration Plan, a supplemental retirement benefit plan that covers officers whose benefits under the tax-qualified Retirement Plan are limited by the Internal Revenue Code limitations. The Company's credits equal 13% of each participant's total cash compensation (base salary and annual incentive compensation) that exceeds the Internal Revenue Code compensation limitation that applies to the Company's tax-qualified Retirement Plans. The limitation was $245,000 for 2011 and will be $250,000 for 2012. It is adjusted periodically by the Internal Revenue Service.

(2)
A participant's account becomes vested after the participant completes five years of service, with prior years' service credited towards this vesting requirement. The vested amount credited to a participant's account will be distributed to the participant upon separation from service.

        Post-Employment Benefits.    The following tables show the benefits the named executive officers would have received (including the vesting of incentive awards that would have occurred) pursuant to each officer's Employment Agreement and Severance Agreement if they had terminated employment under certain circumstances on October 31, 2011. Mr. Dzuricky retired on October 31, 2011 and is not included in the tables.

        For each named executive officer included in the tables, any severance benefits, other than in the event of a change-in-control, are governed by the officer's Employment Agreement. The term of employment under each Employment Agreement is for one year. The Employment Agreements are automatically extended for successive one-year periods. If written notice from the Company or the officer is delivered to the other party advising the other party that the Employment Agreement is not to be further extended, then the Employment Agreement will be terminated on the first anniversary of the date of notice (second anniversary for Mr. Skains). No extension may allow an Employment Agreement to extend beyond the date on which the officer reaches 65 years of age. Under each Employment Agreement the officer is entitled to a base salary and to participation in any plan relating to incentive compensation, stock options, stock purchase, pension, thrift, profit-sharing, group life insurance, medical coverage, disability coverage, education, or other retirement or employee benefits that the Company has adopted, or may from time to time adopt, for the benefit of its executive officers and for employees generally. Each of these officers is also entitled to such customary fringe benefits as are consistent with the normal practices and established policies of the Company. Each Employment Agreement contains a covenant not to compete with the Company or its subsidiaries for the term of the Employment Agreement without the prior written consent of the Company.

        Each Employment Agreement will be terminated upon the death or total permanent disability of the officer. Pursuant to the terms of each Employment Agreement, compensation will continue to be paid through the end of the month in which the officer dies. In the case of permanent disability, if the officer is absent from the full-time performance of his duties for six months, the Company may terminate the officer after 30 days' notice. Upon permanent disability, the officer is entitled to all compensation through 90 days after the date of determination. If the officer is involuntarily terminated other than for cause, the Company will pay all compensation and benefits for 12 months after the effective date of termination or until the officer reaches age 65, whichever is earlier.

        The severance benefits shown in the table below for each named executive officer are based on a hypothetical termination date of October 31, 2011 for each of the termination events.

Severance Benefits (Termination Not Due to a Change-in-Control)
For Fiscal Year Ended October 31, 2011

Termination Events and Related Benefits(1)	Mr. Skains	Mr. Yoho	Mr. O'Hara	Mr. Yount
Disability
Base salary for 3 months	$198,727	$100,435	$85,885	$89,025
MVP for fiscal year ended 10/31/11	$26,247	$13,265	$11,343	$11,758

Total	$224,974	$113,700	$97,228	$100,783

Involuntary without Cause
Base salary for 12 months	$794,908	$401,740	$343,539	$356,101
MVP for fiscal year ended 10/31/11	$52,494	$26,530	$22,686	$23,516
Target STIP for fiscal year ending 10/31/12	$476,945	$200,870	$137,416	$178,051
Vesting of LTIP performance shares for performance period ending 10/31/12 (assuming target performance)	$1,784,514	$536,149	$462,988	$456,745
Welfare benefits for 12 months	$14,026	$14,115	$12,582	$10,195

Total	$3,122,887	$1,179,404	$979,211	$1,024,607

Any Other Termination	$0	$0	$0	$0

(1)
All amounts assume an October 31, 2011 termination event and are based on the Company's closing stock price of $32.69 on that date. Mr. Dzuricky is not shown in this table because he retired on October 31, 2011.

This table does not include amounts to which every participant in the LTIP, STIP and MVP plan, including the named executive officers, would be entitled upon various termination events. Pursuant to the ICP, if a participant in the STIP terminates employment prior to the end of the fiscal year due to death, the participant will receive the target award. In the event a participant in the STIP becomes disabled prior to the end of the fiscal year, the participant will receive an award based on the Company's performance for the full fiscal year. In the event a participant in the STIP retires prior to the end of the fiscal year, the participant will receive an award based on the Company's performance for the full fiscal year, prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant's employment terminates prior to the end of the fiscal year for any reason other than death, disability, retirement or change-in-control, the participant will not receive any STIP award. If a participant in the MVP plan terminates employment prior to the end of the fiscal year due to death, the participant will receive an award based on target performance, prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant in the MVP plan becomes disabled prior to the end of the fiscal year, the participant will receive an award based on the Company's performance for the full fiscal year prorated for any period of disability that extends beyond six months. If a participant in the MVP plan retires prior to the completion of the fiscal year, the participant will receive an award based on the Company's performance for the full fiscal year, prorated to reflect the period of time during which the participant was employed during the fiscal year. If a participant's employment terminates prior to the payment date for MVP plan awards for any other reason, the participant will not receive any award. Footnote 2 to the "Outstanding Equity Awards at Fiscal Year-End for Fiscal Year

  Ended October 31, 2011" table describes rights of each participant in the LTIP to receive a distribution of LTIP awards upon various termination events.

          For each named executive officer, severance benefits in the event of a change-in-control are governed by the officer's Severance Agreement and the ICP. Each named executive officer's Severance Agreement is substantially similar. The agreements automatically renew for successive one-year periods unless either party gives specified prior notice of termination, provided that if a change-in-control of the Company occurs prior to the termination of the agreement, the term expires at the end of the 36th month after the month in which the change-in-control occurs. Under each agreement, during any period following a change-in-control that the officer fails to perform his full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company will pay the officer's full salary and benefits at the rate in effect at the commencement of that period until the officer's employment is terminated by the Company for permanent disability. Disability is defined as absence from full-time performance of the executive's duties for a period of six consecutive months. If the officer's employment is terminated for any reason following a change-in-control, the Company will pay the officer's full salary and benefits through the date of termination at the rate in effect immediately prior to the date of termination and will pay the officer's normal post-termination compensation and benefits as such payments become due, including a lump sum payment of vested, accrued and unpaid vacation pay.

          In addition, the Severance Agreements provide that if an officer is terminated following a change-in-control, other than (i) by the Company for cause, (ii) by reason of death or disability, or (iii) by the officer without good reason, including retirement from the Company, the Company shall (a) pay the officer a lump sum severance payment, in cash, equal to three times the sum of the officer's then-current annual base salary and target bonus (STIP and MVP plan target opportunities combined) as of the date of termination, and (b) for a three-year period following the date of termination, arrange to provide the officer and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the officer and dependents immediately prior to the date of termination. Constructive termination is deemed to have occurred if (i) the officer's employment is terminated by the Company without cause prior to a change-in-control (whether or not a change-in-control ever occurs) and at the request or direction of a person who has entered into an agreement with the Company which, if completed, would constitute a change-in-control, or (ii) the officer terminates employment for good reason prior to a change-in-control (whether or not a change-in-control ever occurs) and the circumstance that constitutes good reason occurs at the request or direction of that person, or (iii) the officer's employment is terminated by the Company without cause or by the officer for good reason and the termination, or the circumstance that constitutes good reason, is otherwise in connection with or in anticipation of a change-in-control (whether or not a change-in-control ever occurs).

          Generally, a change-in-control under the Severance Agreements occurs if any of the following events occurs:

  •
  any person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; or

  •
  the following individuals cease for any reason to constitute a majority of the Company's directors: individuals who, on the date of the Severance Agreements, constitute the Board and any new director whose election by the Board, or nomination for election by the Company's shareholders, was approved by a vote of at least 2/3 of the directors then still in office who either were directors on the date of the Severance Agreement or whose election or nomination for election was previously so approved; or

  •
  the Company merges or consolidates with another corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company that are outstanding immediately prior to the merger or consolidation continuing to represent at least 50% of the voting power of the securities of the Company or such surviving entity that are outstanding immediately after the merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company, in which no person becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; or

  •
  the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or the Company sells or disposes all or substantially all of its assets, other than a sale or disposition of all or substantially all of the Company's assets to an entity, at least 50% of the voting power of the securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

        Please refer to the form of Severance Agreement attached as an exhibit to the Company's quarterly report on Form 10-Q for the quarter ended July 31, 2007, filed with the Securities and Exchange Commission and available on the Company's website, for more details.

        Pursuant to the ICP, the target number of outstanding LTIP awards and the full amount of the retention unit awards fully vest in the event of a change-in-control of the Company. For the named executive officers, these documents use the same definition of a change-in-control as set forth in their Severance Agreements. That definition is set forth above.

        The severance benefits shown in the table below for each named executive officer are based on a hypothetical change-in-control and subsequent qualifying termination event as of October 31, 2011.

Payments Upon a Termination of Employment Following a Change in Control
On October 31, 2011

Executive(1)	Cash Severance(2)	Stock Awards(3)	Welfare Benefits(4)	Totals(5)
Thomas E. Skains	$3,958,642	$5,399,571	$42,078	$9,400,291
Franklin H. Yoho	$1,880,143	$1,626,262	$42,345	$3,548,750
Kevin M. O'Hara	$1,504,701	$1,395,471	$37,746	$2,937,918
Michael H. Yount	$1,666,553	$1,403,414	$30,585	$3,100,552

(1)
All amounts assume a change in control and subsequent qualifying termination event as of October 31, 2011. Mr. Dzuricky is not shown in this table because he retired on October 31, 2011.

(2)
Amounts represent three times the officer's annual base salary and target bonus opportunity (STIP and MVP plan combined).

(3)
Amounts represent the vesting of target performance share opportunities for 2011 LTIP, 2012 LTIP and 2013 LTIP awards, based upon the Company's closing stock price of $32.69 on October 31, 2011, and the vesting of retention units that were granted on December 15, 2010.

(4)
Amounts represent three years of life, disability, accident and health insurance benefits.

(5)
Total payments represent amounts received by the officer before the officer's payment of applicable excise and income taxes.

        On November 1, 2011, the Company and Mr. Dzuricky entered into a consulting agreement with a one-year term ending October 31, 2012. During the consulting period, Mr. Dzuricky will provide the Company's finance, accounting, rates and regulatory groups assistance with (i) the preparation and filing of the Company's annual report on SEC Form 10-K for the fiscal year ended October 31, 2011, (ii) the rate case currently pending for the Company's service territory in Tennessee, (iii) strategic planning and review of joint venture opportunities, (iv) transition assistance to the Company's newly appointed Chief Financial Officer, and (v) such other consulting and advisory services as requested by those groups. The Company will pay Mr. Dzuricky a consulting fee of $20,000 per month for his services. In the agreement, Mr. Dzuricky agreed, during the term of the consulting agreement and for 18 months thereafter, to a covenant not to compete with the Company and not to solicit the Company's employees or customers. Mr. Dzuricky also agreed to protect the Company's proprietary confidential information.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K (17 CFR §229.402(b)), set forth above, with management. Based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A and in the Company's annual report on Form 10-K for the fiscal year ended October 31, 2011.

Submitted by the Compensation Committee.

Frank B. Holding, Jr., Chair
Malcolm E. Everett III
Aubrey B. Harwell, Jr.
Minor M. Shaw

December 15, 2011

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about Common Stock that may be issued under the Company's compensation plans, as of October 31, 2011:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(#)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance(#)
Equity compensation plans approved by security holders(1)	852,276(2)	$0	1,589,354(3)
Equity compensation plans not approved by security holders	N/A	N/A	N/A

(1)
The 2011 LTIP, 2012 LTIP and 2013 LTIP and the retention units awarded in December 2010 (2013 Retention Award) were issued under the Incentive Compensation Plan. The three-year performance period under the 2011 LTIP ended October 31, 2011, with no payout since the threshold performance measures were not met. The 2012 LTIP and 2013 LTIP vest upon completion of three-year performance periods ending October 31, 2012, and October 31, 2013, respectively. If performance measures are met, as determined and approved by the Compensation Committee of the Board of Directors, payout of each award will occur at the end of the respective performance period. The 2012 LTIP and 2013 LTIP are payable in the form of Common Stock and up to 50% withheld for taxes. All units paid out are valued at the closing market price of Common Stock on the date of Compensation Committee approval of distribution. The stock units under the 2013 Retention Award will become fully vested on December 15, 2013, subject to the participant's continued employment with the Company through that date. The units will be paid in the form of Common Stock and up to 50% withheld for taxes. Units paid out are valued at the closing market price of Common Stock on the day before vesting.

(2)
Comprised of unearned shares under the 2011 LTIP, 2012 LTIP and 2013 LTIP that would be distributed if stretch goals were met as well as the number of shares that would be awarded under the outstanding 2013 Retention Awards if each award fully vests. The 2011 LTIP vested on November 1, 2011 with no payout. The number included for unearned LTIP shares is greater than the number of shares attributable to the 2011 LTIP, 2012 LTIP and 2013 LTIP that are included in the calculation of diluted earnings per share in the Company's 2011 Form 10-K.

(3)
Comprised of 1,316,786 shares available for issuance under the ICP (which includes shares withheld for payment of taxes) and 272,568 shares available for issuance under the Company's Employee Stock Purchase Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, the Company's directors, certain officers and any persons holding more than ten percent of the Company's Common Stock are required to report their initial ownership of Common Stock and any subsequent changes in their ownership to the Securities and Exchange Commission. Specific due dates have been established by the Securities and Exchange Commission, and the Company is required to disclose in this Proxy Statement any known failure to file by those dates. Based upon Section 16(a) reports furnished to the Company during or with respect to fiscal 2011, the Company believes that all Section 16(a) reports were filed on a timely basis, except that Aubrey B. Harwell, Jr., inadvertently failed to timely report a November 2010 purchase and two January 2011 purchases by his wife of shares of Common Stock, the beneficial ownership of which he disclaims. A Form 4 was filed to report each of these transactions promptly after becoming aware of the omission.

OTHER BUSINESS

        The Board and management do not know of any other matters to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the proxy holders named in the accompanying form of proxy will vote the proxies in accordance with their best judgment. The form of proxy confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting.

MISCELLANEOUS

        The Company's 2011 Summary Annual Report is available electronically on the Company's website at www.piedmontng.com in the "For Investors—Financial Information & Reports" section. There you will find instructions for obtaining a paper copy of the 2011 Summary Annual Report.

        We respectfully urge you to enter your vote instructions online or by telephone or by completing, signing, dating and mailing a proxy card or voting instruction form. Your prompt response will be appreciated.

By order of the Board of Directors,

Jane R. Lewis-Raymond
Vice President, General Counsel, Corporate Secretary and Chief Compliance and Community Affairs Officer

January 18, 2012

APPENDIX A

RESTATED ARTICLES OF INCORPORATION
OF
PIEDMONT NATURAL GAS COMPANY, INC.

As of MARCH 2012

        Pursuant to Chapter 55 of the North Carolina General Statutes, the undersigned North Carolina corporation (the "Corporation"), hereby restates its Articles of Incorporation, as have been duly amended to date:

        ARTICLE 1:    The name of the Corporation is "PIEDMONT NATURAL GAS COMPANY, INC."

        ARTICLE 2:    The purposes for which the Corporation is organized are: (1) to transport, store, buy, manufacture, produce or in any manner acquire, sell, exchange, deliver, distribute, dispose of, trade and deal in natural or manufactured gas or a mixture of both or their by-products and residual products; to construct, build, purchase, lease, equip or otherwise acquire and to hold, own operate, improve, develop, manage and maintain pipe lines or systems of pipe lines for the transmission of natural gas; to purchase, build, construct, develop, improve, acquire, own, hold, lease, operate, manage and maintain works or facilities for the manufacture, production, accumulation and distribution of natural or manufactured gas or a mixture of both or their by-products and residual products, together with all such buildings, pipe lines, mains, machinery, including compressor units and compressor stations, apparatus, appliances, facilities, rights of way, easements, rights, privileges, and all such real and personal property as may be necessary, useful or convenient to the production, acquisition, storage and distribution of the aforesaid products; and (2) to engage in any other lawful act or business for which a corporation may be organized under Chapter 55 of the General Statutes of North Carolina, as amended from time to time.

        ARTICLE 3:    The aggregate number of shares of capital stock which the Corporation shall have authority to issue is two hundred million one hundred seventy-five thousand (200,175,000), two hundred million (200,000,000) of which shall be common stock, without par value, and one hundred seventy-five thousand (175,000) of which shall be preferred stock, without par value. The shares of common stock shall have unlimited voting rights and, after satisfaction of claims, if any, of the holders of shares of preferred stock, shall be entitled to receive pro rata the net assets of the Corporation upon distribution. The Board of Directors of the Corporation shall have full power and authority to establish one or more series within the class of preferred stock, to define the designations, preferences, limitations and relative rights (including conversion rights) of shares within such class and to determine all variations between series.

        ARTICLE 4:    The name of the current registered agent is: CT Corporation System. The street address and county of the current registered office of the Corporation is: 150 Fayetteville Street, Raleigh, Wake County, North Carolina. The mailing address is: P.O. Box 1011, Raleigh, North Carolina 27601

        ARTICLE 5:    The duration of the Corporation is perpetual.

        ARTICLE 6:    The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors (exclusive of directors, if any, elected by the holders of one or more classes of preferred stock, voting as a class pursuant to provisions as may be determined by the Board of Directors) which shall constitute the entire Board of Directors of the Corporation shall be the number from time to time fixed by or in accordance with the By-Laws of the Corporation (which number shall not be less than nine), and such number of directors so fixed may be changed only by the affirmative vote of (i) at least sixty-six and two-thirds per cent (66 2/3%)~~eighty per cent (80%)~~ of the outstanding shares entitled to vote in the election of the directors or (ii) a majority of the entire Board of Directors.

        The directors of the Corporation shall be divided into three classes, as nearly equal as possible in number as may be, to serve in the first instance for terms of one, two and three years, respectively, or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify, and thereafter the successors in each class of directors shall be elected to serve for terms of three years or until their earlier death, resignation, retirement, removal or disqualification or until their successors shall be elected and shall qualify. In the event of an increase or decrease in the number of directors, the additional or eliminated directorships shall be so classified that all classes of directors remain or become as nearly equal in number as may be.

        Subject to the rights of the holders of any series of preferred stock, if any, then outstanding, newly-created directorships resulting from an increase in the authorized number of directors may be filled by vote of the Board of Directors. If the number of the directors then in office is less than a quorum, such newly-created directorships and any then existing vacancies may be filled by a majority of the directors then in office. Any director elected to fill a vacancy shall hold office until the next annual meeting of shareholders. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

        Subject to the rights of the holders of any series of preferred stock, if any, then outstanding, any director, or the entire Board of Directors, may be removed from office at any time for cause by the affirmative vote of at least sixty-six and two-thirds per cent (66 2/3%)~~eighty per cent (80%)~~ of the outstanding shares entitled to vote in the election of directors.

        Notwithstanding any other provisions of these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of at least sixty-six and two-thirds per cent (66 2/3%)~~eighty per cent (80%)~~ of the outstanding shares entitled to vote in the election of directors shall be required for the shareholders of the Corporation to amend, repeal or adopt any By-Law of the Corporation or to adopt any amendment to these Articles of Incorporation inconsistent with the By-Laws of the Corporation.

        Notwithstanding any other provisions of law, these Articles of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the Articles of Incorporation or the By-Laws of the Corporation), the affirmative vote of at least sixty-six and two-thirds per cent (66 2/3%)~~eighty per cent (80%)~~ of the outstanding shares entitled to vote in the election of directors shall be required to amend, alter, change or repeal this Article 6 or to adopt any provision inconsistent with this Article 6.

        A special meeting of the shareholders may be called at any time and for any purpose or purposes by the Board of Directors and shall be called by the Secretary upon the written request of the holders of at least sixty-six and two-thirds per cent (66 2/3%)~~eighty per cent (80%)~~ of the outstanding shares entitled to vote in the election of directors. Each such request shall state the purpose or purposes of each meeting.

        ARTICLE 7:    The vote of shareholders of the Corporation required to approve any Business Combination (as hereinafter defined) shall be as set forth in this Article 7.

          (a)   In addition to any affirmative vote required by law, these Articles of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section (b) of this Article 7, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Shareholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Shareholder or any person who thereafter would be an Affiliate or Associate of such Interested Shareholder shall require the affirmative vote of not less than sixty-six and two-thirds per cent (66 2/3%) of the votes entitled to be cast by the holders of all of the then outstanding Voting Stock (as hereinafter defined), voting together as a single class, excluding Voting Stock beneficially owned by any Interested Shareholder or any Affiliate or Associate of such Interested Shareholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

          (b)   The provisions of Section (a) of this Article 7 shall not be applicable to a Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or any other provision of these Articles of Incorporation or the By-Laws of the Corporation, or any agreement with any national securities exchange, which meets all of the conditions specified in either of the following Paragraphs (1) and (2), or, in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), which meets the conditions specified in the following Paragraph (1):

            (1)   The Business Combination shall have been approved (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Shareholder to become an Interested Shareholder), either specifically or as a transaction which is within an approved category of transactions, by the Board of Directors prior to the date on which the Continuing Directors (as hereinafter defined) comprise less than a majority of the entire Board of Directors.

            (2)   All of the following conditions shall have been met:

              (A)   The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                  (i)  (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock;

                  (ii)  the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article 7 as the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

                 (iii)  (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of Common Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of Common Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock, to (y) the Fair Market Value per share of Common Stock, on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of Common Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

              (B)   The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the higher of the following:

                  (i)  (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any shares of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                  (ii)  the Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

                 (iii)  (if applicable) the price per share equal to the Fair Market Value per share of such class or series of Capital Stock determined pursuant to the immediately preceding clause (ii), multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Shareholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Shareholder of beneficial ownership of shares of such class or series of Capital Stock within the two-year period immediately prior to the Announcement Date, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock, to (y) the Fair Market Value per share of such class or series of Capital Stock on the first day in such two-year period on which the Interested Shareholder acquired beneficial ownership of any share of such class or series of Capital Stock, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

                 (iv)  (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

    The provisions of this Paragraph (2) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Shareholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

              (C)  The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Shareholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Shareholder.

              (D)  After the Determination Date and prior to the consummation of such Business Combination: (i) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (ii) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock); (iii) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split, recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of the Common Stock); and (iv) such Interested Shareholder shall have not become the beneficial owner of any additional shares of Capital Stock except as part of the transaction which results in such Interested Shareholder being an Interested Shareholder and except in a transaction that, after giving effect thereto, would not result in any increase in the Interested Shareholder's percentage beneficial ownership of any class or series of Capital Stock.

              (E)   A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Act") (or any subsequent provisions replacing the Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least thirty days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or not) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Shareholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

              (F)   Such Interested Shareholder shall not have made any major change in the Corporation's business or equity capital structure.

          (c)   The following definitions shall apply with respect to this Article 7:

            (1)   The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1993 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

            (2)   A person shall be a "beneficial owner" of any Capital Stock:

              (A)   which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or

              (B)   which such person or any of its Affiliates or Associates has, directly or indirectly, (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

              (C)  which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

            (3)   The term "Business Combination" shall mean:

              (A)   any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

              (B)   any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder which (except for any arrangement, whether as employee, consultant or otherwise, other than as a director, pursuant to which any Interested Shareholder or any Affiliate or Associate thereof shall directly or indirectly, have any control over or responsibility for management of any aspect of the business or affairs of the Corporation, with respect to which arrangements the value tests set forth below shall not apply), together with all such other arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more or constitutes five per cent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or five per cent (5%) of the shareholders' equity (in the case of transactions in Capital Stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the shareholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part, except for transactions made in the ordinary course of the Corporation's business, consistent with past practices; or

              (C)  the adoption of any plan or proposal for the liquidation or dissolution of the Corporation; or

              (D)  any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) that has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Shareholder or any Affiliate or Associate of any Interested Shareholder; or

              (E)   any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (A) to (D).

            (4)   The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article 3 of these Articles of Incorporation.

            (5)   In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs (2)(A) and (2)(B) of Section (b) of this Article 7 shall include the shares of Common Stock and/or the shares of any other class of Capital Stock retained by the holders of such shares.

            (6)   The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Shareholders and is recommended or elected to succeed the Continuing Director by the majority of Continuing Directors.

            (7)   The term "Fair Market Value" means: (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the thirty-day period immediately preceding the date in question of a share of such stock on the Composite Tape on the New York Stock Exchange for listed stocks, or if such stock is not quoted on the Composite Tape on the New York Stock Exchange or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the thirty-day period preceding the date in question on the National Market System of the National Association of Securities Dealers Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a nationally recognized investment banking firm selected by a majority of the Continuing Directors; and (iii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a nationally recognized investment banking firm selected by a majority of the Continuing Directors.

            (8)   The term "Interested Shareholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee or fiduciary with respect to any such plan when acting in such capacity) who or which:

              (A)   is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock representing ten per cent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

              (B)   is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten per cent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

    For the purpose of determining whether a person is an Interested Shareholder, the number of shares of Capital Stock deemed to be outstanding shall include shares beneficially owned by such person through application of Paragraph (2) of this Section (c), but shall not include any other shares of Capital Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

            (9)   The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

            (10) The term "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph (8) of this Section (c), the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

            (11) The term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on matters submitted to shareholders of the Corporation generally.

          (d)   The Board of Directors shall have the power and duty to determine for the purpose of this Article 7, on the basis of information known to them after reasonable inquiry, all questions arising under this Article 7, including, without limitation, (1) whether a person is an Interested Shareholder, (2) the number of shares of Capital Stock or other securities beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a Proposed Action (as defined in Section (g) of this Article 7) is with, or proposed by, or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder, (5) whether the assets that are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more, and (6) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

          (e)   Nothing contained in this Article 7 shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

          (f)    The fact that any Business Combination complies with the provisions of Section (b) of this Article 7 shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the shareholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

          (g)   For the purposes of this Article 7, a (i) Business Combination, (ii) any proposal to amend or repeal any provision of this Article 7, or (iii) any proposal to amend or repeal any provision of these Articles of Incorporation, or to add any provision to these Articles of Incorporation, which is inconsistent with this Article 7 (collectively "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder or a person who thereafter would become such if (1) after the Interested Shareholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Shareholder, would not qualify to serve as a Continuing Director or (2) such Interested Shareholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Shareholder, Affiliate, Associate or person a majority of the Continuing Directors make a good faith determination that such Proposed Action is not proposed by or on behalf of such Interested Shareholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

          (h)   Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or a separate class vote may be specified by law, these Articles of Incorporation or the Bylaws of the Corporation), any proposal to amend or repeal this Article 7 or to add any provision to these Articles of Incorporation inconsistent with this Article 7 which is proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder shall require the affirmative vote of the holders of not less than sixty-six and two-thirds per cent (66 2/3%) of the votes entitled to be cast by the holders of all of the outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by any Interested Shareholder and any Affiliate or Associate of such Interested Shareholder; provided, however, that prior to the time such number of persons constituting a quorum of the Board of Directors are nominated by or on behalf of the Interested Shareholder and elected to the Board of Directors, this Section (h) shall not apply to, and such sixty-six and two-thirds per cent (66 2/3%) vote shall not be required for, any such amendment, repeal or addition recommended by the Board of Directors prior to the date on which the Continuing Directors comprise less than a majority of the Board of Directors.

          (i)    The provision of the North Carolina Business Corporation Act entitled "The North Carolina Shareholder Protection Act" and "The North Carolina Control Share Acquisition Act" shall not be applicable to the Corporation.

        ARTICLE 8:    A director of the Corporation shall not be personally liable to the Corporation or any of its shareholders for monetary damages for any breach of duty as a director, except for liability with respect to (i) acts or omissions not made in good faith that the director at the time of such breach knew or believed were in conflict with the best interests of the Corporation, (ii) any liability under N.C.G.S. Sec. 55-8-33 (liability for unlawful distributions), (iii) any transaction from which such director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date on which this Article 8 became effective. As used herein, the term "improper personal benefit" does not include a director's compensation or other incidental benefit for or on account of service as a director, officer, employee, independent contractor, attorney or consultant of the Corporation. If the North Carolina General Statutes are amended after approval by the Corporation's shareholders of this Article 8 to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the North Carolina General Statutes, as so amended. No amendment or repeal of the provisions of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal. The provisions of this Article 8 shall not be deemed to limit or preclude indemnification of a director by the Corporation for any liability which has not been eliminated by the provisions of this Article 8.

        These Restated Articles of Incorporation shall be effective upon filing.

        IN WITNESS WHEREOF, the undersigned duly authorized officer of the Corporation has executed, signed and acknowledged these Restated Articles, this the 8th day of March, 2012.

PIEDMONT NATURAL GAS COMPANY, INC.
By:	/s/ JANE LEWIS-RAYMOND Name: Jane Lewis-Raymond Title: Corporate Secretary

APPENDIX B

Bylaws
of
PIEDMONT NATURAL GAS COMPANY, INC.

As Amended and Restated Effective March ~~September 8~~, 2012~~1~~

B-i

B-ii

BYLAWS
OF
PIEDMONT NATURAL GAS COMPANY, INC.

ARTICLE I
Meeting of Shareholders

        Section 1.1     Annual Meetings.     The annual meeting of shareholders shall be held on the fourth Friday in February of each year, or, if that date is a legal holiday on the next succeeding day not a legal holiday at 9:30 a.m., or at such time as may be fixed by the Board of Directors, for the election of directors and the transaction of such other business as may come before the meeting. Such meeting shall be held at such place within or without the State of North Carolina as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting.

        Section 1.2    Special Meetings.     A special meeting of shareholders may be called at any time and for any purpose or purposes by the Board of Directors and shall be called by the Secretary upon the written request of the holders of at least 66 2/3~~80~~% of the outstanding shares of stock entitled to vote in the election of directors. Each such request shall state the purpose or purposes of each meeting.

        Section 1.3    Notice of Meetings.

          (a)   Notice of the date, time, place and purpose of any meeting of shareholders shall be signed by the Chief Executive Officer or the Secretary and a copy thereof shall be served upon each shareholder of record entitled to vote at such meeting, either personally or by mailing the same postage prepaid not less than ten nor more than 60 days before the meeting. If mailed, such notice shall be directed to a shareholder at his or her address as it appears on the record of shareholders, unless he or she shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request.

          (b)   In case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted at the meeting, unless a description of the matter is required by the provisions of applicable law or rule. In case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

          (c)   When a meeting is adjourned for 120 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than 120 days in any one adjournment, it is not necessary to give notice of the date, time and place of the adjourned meeting other than by announcement at the meeting at which the adjournment is taken.

        Section 1.4    Waiver of Notice.     Notice of any meeting of shareholders shall not be required as to any shareholder who shall attend such meeting in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice of such meeting. If any shareholder shall, in writing, in person or by proxy, before or after the meeting, submit a waiver of notice of any meeting, notice thereof shall not be required.

        Section 1.5    Quorum.     At all meetings of shareholders (except where otherwise provided by law, rule or the Articles of Incorporation) the presence, in person or by proxy, of the holders of a majority of the shares entitled to vote shall constitute a quorum for the transaction of business. Except as otherwise required by law or rule, broker non-votes and abstentions shall be considered for purposes of establishing a quorum. In the absence of a quorum, a majority of the shares present may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

        Section 1.6    Proxies.     No proxy shall be valid after the expiration of eleven months from the date of its execution unless the shareholder executing it shall have specified therein a longer period for its duration.

        Section 1.7    Advance Notice of Director Nominations and Other Business.

          (a)   The annual meeting is held for the purpose of electing and nominating directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Bylaws. To be properly brought before an annual meeting, business must be: (i) specified in the notice of annual meeting (or in any supplement thereto) given by or at the direction of the Board of Directors; (ii) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors; or (iii) otherwise properly brought before the annual meeting by a shareholder in accordance with subparagraph (b) of this Section 1.7.

          (b)   In addition to any other applicable requirements for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice of such business in writing to the Secretary. To be timely, a shareholder's notice must be in writing and delivered or mailed to and received by the Secretary not less than 120 days but no more than 150 days before the first anniversary of the date of the Corporation's last annual meeting. A shareholder's notice to the Secretary will set forth as to each matter the shareholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and record address of the shareholder proposing such business; (iii) the class, series and number of the Corporation's shares that are beneficially owned by the shareholder; and (iv) any material interest of the shareholder in such business.

          (c)   In addition to the notice requirements set forth in subparagraph (b), above, if a shareholder intends to nominate a director, the notice must also set forth: (i) the nominee's full name and residential address; (ii) the nominee's age; (iii) the nominee's principal occupation(s) during the past five years; (iv) the nominee's previous and/or current memberships on all public company boards of directors; (v) the number and types of securities of the Corporation beneficially owned, if any, by the nominee; (vi) any agreement, understandings or arrangements between the nominee and any other person or persons with respect to the nominee's nomination or service on the Board of Directors or the capital stock or business of the Corporation; (vii) any bankruptcy filings of the nominee or any affiliate of the nominee; (viii) any criminal convictions of the nominee or any affiliate of the nominee; (ix) any civil action(s) by the Securities and Exchange Commission or other regulatory agency against the nominee or an affiliate of the nominee whereby they were found to have violated any federal or state securities law; (x) a signed statement by the nominee consenting to serve as a director, if elected, and agreeing to abide upon election by the Corporation's corporate governance guidelines including stock ownership requirements; and (xi) any other information that is required to be obtained or disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended. This Section shall be the exclusive means for a shareholder to nominate director candidates.

          (d)   Notwithstanding anything in these Bylaws to the contrary, no business will be conducted at the annual meeting except in accordance with the procedures set forth in this Section. In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section, the chairman of the meeting may determine that the business was not properly brought before the meeting in accordance with the foregoing procedures and declare the same at the meeting and that such business will not be transacted.

          (e)   Notwithstanding any notice of the annual meeting sent to shareholders on behalf of the Corporation, a shareholder must comply with this Section to conduct business at any annual meeting. If the shareholder's proposed business is the same or relates to business brought by the Corporation and included in its annual meeting notice, the shareholder is nevertheless required to comply and give its own separate and timely written notice to the Secretary pursuant to Subparagraph (b).

          (f)    Nothing in this Section will be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended.

        Section 1.8    Inspectors.     The Board of Directors, in advance of any meeting of shareholders, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and on the request of any shareholder entitled to vote at the meeting shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the chairman of the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability.

        Section 1.9    Vote of Shareholders.     Each shareholder having the right to vote shall be entitled at every meeting of shareholders to one vote for every share standing in his or her name on the record of shareholders. Directors shall be elected as provided in Section 2.3, and whenever any other corporate action is to be taken by vote of the shareholders, it shall, except as otherwise required by law or rule, by the Articles of Incorporation or by these Bylaws, be authorized by a majority of votes cast on such matter at a meeting at which a quorum is present. Except as otherwise required by law or rule, broker non-votes and abstentions shall not be considered as votes cast for or against any corporate action to be taken by a vote of the shareholders.

        Section 1.10    Conduct of Meetings.     The Chairman of the Board and Chief Executive Officer shall preside at all meetings of shareholders. In the absence of the Chairman of the Board and Chief Executive Officer, the Independent Lead Director shall preside. The Secretary of the Company shall act as secretary at all meetings of the shareholders and in the Secretary's absence, the chairman of the meeting may appoint a secretary. The Board of Directors of the Company shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and the authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on participation in such meetings to shareholders of record of the Company and their duly authorized and constituted proxies, and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entries to the meeting after the time affixed for the commencement thereof; (v) limitations on the time allotted to the questions or comments by participants; and (vi) regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

 ARTICLE II
Board of Directors

        Section 2.1    General Powers.     All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

        Section 2.2    Number, Term of Office and Qualifications.     The number of directors to serve from time to time shall be determined by a resolution adopted by the affirmative vote of a majority of the entire Board of Directors, but shall not be less than nine (9). Each director shall be at least twenty-one years of age. Directors shall be elected for the terms provided in the Articles of Incorporation.

        Section 2.3    Nomination and Election of Directors.

          (a)   Nominations may be made: (i) by or at the direction of the Board of Directors (or a properly authorized committee of the Board); or (ii) by any shareholder who is a shareholder of record at the time of giving of notice provided for in Section 1.7, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice, information requirements and procedures set forth in Section 1.7.

          (b)   At each meeting of the shareholders for the election of directors, at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected.

          (c)   No director shall be elected at an annual or special meeting of shareholders unless he or she shall have been nominated to serve as a director at least 60 days prior to the meeting at which he or she is elected; provided, however, that notwithstanding the foregoing shareholders must comply with the requirements set forth in Section 1.7; and provided further, that should any nominee die, indicate his or her refusal to serve or otherwise become disqualified to serve within said 60 day period, a replacement may be nominated by a majority of the entire Board of Directors, or, upon the failure of the Board to nominate a replacement, by any shareholder at the meeting at which the disqualified nominee was to have been elected.

        Section 2.4    Regular Meetings.     The Board of Directors may, by resolution, from time to time, appoint the time and place for holding regular meetings of the Board, if it be deemed advisable; and such regular meetings may thereupon be held without the giving of any special notice. In case the day appointed for a regular meeting shall fall on a legal holiday, such meeting shall be held on the next following day not a legal holiday at the regular appointed hour.

        Section 2.5    Special Meetings.     Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the Chief Executive Officer or by three or more directors. Each member of the Board of Directors shall be given notice stating the date, time and place, by letter, telephone, electronic delivery or in person, of each special meeting not less than one day before the meeting. Such notice need not specify the purpose for which the meeting is called, unless required by the North Carolina Business Corporation Act, the Articles of Incorporation or the Bylaws.

        Section 2.6    Quorum and Manner of Acting.     Any two directors in office at the time of any meeting of the Board, but in any event not less than one-third of the entire Board, shall be present in person to constitute a quorum for the transaction of business; and, except as otherwise required by statute or by the Articles of Incorporation, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time and no notice of any adjourned meeting need be given. Any one or more members of the Board may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

        Section 2.7    Resignations.     Any director may resign at any time either by oral tender of resignation at any meeting of the Board or by giving written notice thereof to the Secretary. Such resignation shall take effect at the time specified therefor, and unless otherwise specified with respect thereto, the acceptance of such resignation shall not be necessary to make it effective.

        Section 2.8    Removal of Directors.     Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time for cause by the affirmative vote of at least 66 2/3~~80~~% of the outstanding shares entitled to vote in the election of directors.

        Section 2.9    Filling of Vacancies.     Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from an increase in the authorized number of directors may be filled by vote of the Board of Directors. If the number of directors then in office is less than a quorum, such newly-created directorships and vacancies may be filled by a majority of the directors then in office. Any director elected to fill a vacancy shall hold office until the next annual meeting of shareholders. In no case shall a decrease in the number of directors shorten the term of any incumbent director.

        Section 2.10    Directors' Fees.     In consideration of his or her serving in such capacity, each director of the Corporation who is not a full-time officer shall receive an annual fee and such additional fees in such amounts and payable in such installments as the Board of Directors, by vote of the majority of the entire Board, may from time to time determine. Members of the Board of Directors shall be entitled to reimbursement of reasonable expenses incurred for attendance at regular or special meetings of the Board of Directors.

        Section 2.11    Action Without Meeting.     Action taken by all of the directors without a meeting is nevertheless Board action if written consent to the action is signed by all the directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

        Section 2.12    Chairman of the Board and Independent Lead Director.     The Board may elect from among its members a Chairman of the Board of Directors and an Independent Lead Director. If elected, the Chairman of the Board when present shall preside at all meetings of directors and shall have such other duties as provided by the Board. If elected, the Independent Lead Director shall chair the meetings of the Board during any meetings or portions of meetings (including executive sessions) where the Chairman is absent. The Independent Lead Director shall consult with the Chief Executive Officer on business issues and with the Chairman of the Board and Chief Executive Officer and the Chairman of the Directors and Corporate Governance Committee on Board management.

        Section 2.13    Attendance by Electronic, Telephonic or Similar Means.     Unless otherwise provided by the Articles of Incorporation, the Bylaws or the Board, any or all directors may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

ARTICLE III
Special Committees of the Board of Directors

        Section 3.1    Committees.     The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members committees, each consisting of three or more directors, for any purpose or purposes and may delegate to any such committee such powers as the Board may deem expedient.

        Section 3.2    Executive Committee.     The Board of Directors may, by resolution adopted by a majority of the entire Board, designate from among its members an Executive Committee consisting of three or more directors which shall be empowered to perform such functions as may be delegated to it by the Board subject to applicable statutory requirements. The Executive Committee shall elect its own chairman and shall appoint its own Secretary, and shall have full power and authority to make rules for the conduct of its business, including notices required to be given in connection with regular or special meetings of the Executive Committee. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those present at a meeting, at which a quorum is present, shall be the act of the Executive Committee. The members of the Executive Committee shall act only as a committee, and the individual members shall have no power as such. The Executive Committee shall keep minutes of its proceedings and shall submit the same from time to time to the Board of Directors. Any vacancy in the Executive Committee shall be filled by a vote of a majority of the entire Board of Directors.

        Section 3.3    Committees' Fees and Expenses.     In consideration of his or her serving in such capacity, each member of any committee who is not a salaried officer of the Corporation may be compensated in such amount as the Board of Directors, by vote of the majority of the entire Board, may from time to time determine. Members of the committees shall be entitled to reimbursement of reasonable expenses incurred for attendance at regular or special meetings of the committees.

ARTICLE IV
Officers—Powers And Duties

        Section 4.1    Officers.     The officers of the Corporation shall be a Chief Executive Officer, a President, a Secretary and a Treasurer. There may also be appointed one or more Vice-Presidents. The Board of Directors may appoint one or more Assistant Vice-Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers and agents as may from time to time appear to be necessary or advisable in the conduct of the affairs of the Corporation. Any two of the aforesaid officers may be held by the same person, except that the office of Chief Executive Officer and the office of Secretary and the office of President and the office of Secretary may not be held by the same person.

        Section 4.2    Appointment and Term.     The officers of the Corporation shall be appointed by the Board of Directors or by a duly appointed officer authorized by the Board of Directors to appoint one or more officers or assistant officers. Subject to Section 4.3, officers shall hold office for the term specified by the Board of Directors, and if no term is specified, until the first meeting of the Board of Directors following the annual meeting of shareholders in the next subsequent year and until their respective successor are appointed.

        Section 4.3    Removal of Officers.     Any officer may be removed at any time, either for or without cause, by vote of a majority of the Board of Directors at any meeting.

        Section 4.4    Vacancies.     If any vacancy occurs in any office, the Board of Directors may appoint a successor to fill such vacancy for the remainder of the term.

        Section 4.5    Chief Executive Officer.     The Chief Executive Officer of the Corporation shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active control of all of the affairs and business of the Corporation. He or she shall perform such other duties and have such other powers as may be assigned to him or her from time to time by the Board. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are put into effect. Unless the Board of Directors shall have designated another person for such purpose, he or she shall preside at all meetings of shareholders. In the event that the Board shall not have elected a Chairman of the Board of Directors or a Vice Chairman of the Board of Directors or shall have elected one or more of such positions and neither of such positions shall be present, the Chief Executive Officer shall preside at all meetings of the Board of Directors. Subject to the control of the Board of Directors, he or she shall have the power to sign in the name and on behalf of the Corporation, bonds, notes, deeds and any and all contracts and other instruments of a contractual nature pertaining to matters which arise in the normal conduct and ordinary course of the business of the Corporation; and to appoint and fix the compensation of all employees and agents whose appointment is not otherwise provided for, and to remove or suspend the same.

        Section 4.6    President.     The President of the Corporation shall be the chief operating officer of the Corporation and shall perform such duties and have such powers as necessary or appropriate to carry out the day-to-day operations of the Company. He or she shall perform such other duties and have such other powers as may be assigned to him or her from time to time by the Board of Directors or the Chief Executive Officer. Subject to the control of the Board of Directors and the Chief Executive Officer, he or she shall have the power to sign in the name and on behalf of the Corporation, bonds, notes, deeds and any and all contracts and other instruments of a contractual nature which arise in the ordinary conduct and ordinary course of the business of the Corporation. In the event that the Board shall not have appointed a Chief Executive Officer, the President shall perform all of the duties and shall have all of the powers of the Chief Executive Officer.

        Section 4.7    Vice-Presidents.     The several Vice-Presidents shall perform such duties and have such powers as shall be assigned to them from time to time by the Board of Directors, the Chief Executive Officer or the President. In case of the absence or disability of the President, his or her duties and powers shall be exercised and performed by the several Vice-Presidents acting in his or her place in such order of seniority as the Board of Directors may prescribe from time to time.

        Section 4.8    Secretary.     The Secretary shall attend to the giving of notice of meetings of the shareholders and of the Board of Directors, respectively, and shall keep and attest true records of all proceedings at such meetings and shall have charge of the corporate seal and, when authorized by the Board of Directors, shall have authority to attest any and all instruments or writings to which the same may be affixed. He or she shall keep and account for all books, documents, papers and records of the Corporation, except those which are herein directed to be in the charge of the Treasurer. He or she shall have authority to sign stock certificates and shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, an Assistant Secretary or Secretary pro tempore shall perform his or her duties.

        Section 4.9    Treasurer.     The Treasurer shall have the care and custody of all moneys and funds of the Corporation, and shall deposit or cause to be deposited all funds of the Corporation in and with such depositaries as the Board of Directors shall designate from time to time. He or she shall have power to sign stock certificates, to endorse for deposit or collection, or otherwise, all checks, drafts, notes, bills of exchange or other commercial paper payable to the Corporation, and to give proper receipts or discharges therefor. He or she shall keep accurate books of account relating to the moneys and financial affairs of the Corporation and shall render an account of the Corporation's funds, whenever required so to do by the Board of Directors or the Chief Executive Officer. In the absence of the Treasurer, an Assistant Treasurer shall perform his or her duties.

        Section 4.10    Additional Powers and Duties.     In addition to the foregoing especially enumerated duties and powers, the several officers of the Corporation shall perform such other duties and exercise such further powers as may be provided in these Bylaws or as the Board of Directors may, from time to time, determine, or as may be assigned to them by any competent superior officer.

        Section 4.11    Compensation.     The compensation of all officers of the Corporation shall be fixed, or the method of so doing shall be provided, from time to time, by the Board of Directors or an appropriate committee thereof.

ARTICLE V
Shares and Transfers of Shares

        Section 5.1    Share Certificates.     Certificates of shares shall be in such form as the Board of Directors may from time to time prescribe, and shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a Vice-President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a Transfer Agent or registered by a Registrar other than the Corporation or its employees. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

        The Certificates shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and the date of issue, shall be entered on the stock transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by shareholders or for any other corporate purpose. Such certificates shall indicate thereon a reference to any and all restrictive conditions imposed on the shares represented thereby.

        The Board of Directors may authorize the issuance of some or all of the shares of the Corporation, or some or all of any class of shares, without certificates. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by the Act to be on certificates.

        Section 5.2    Transfers of Shares.     Shares may be transferred on the books of the Corporation by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power of attorney to assign and transfer the same, signed by the record holders thereof; but no transfer shall affect the right of the Corporation to pay any dividend upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the Corporation.

        Section 5.3    Lost Certificates.     In case any certificate representing shares shall be lost, stolen or destroyed, the Board of Directors, in its discretion, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided that, in each such case, the applicant for a substitute certificate shall furnish to the Corporation evidence satisfactory to it of the loss, theft or destruction of such certificate and of the ownership thereof, and also security or indemnity satisfactory to it.

        Section 5.4    Record Date.     The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders' meeting, to demand a special meeting, to vote or to take any other action. Such record date may not be more than 70 days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. The Board of Directors may fix a future date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

ARTICLE VI
Indemnification of Officers and Directors

        Section 6.1    Definitions.     For purposes of this Article, the following definitions shall apply:

          (a)   "Corporation" means the Corporation and all "predecessors" thereof, as such term is defined in Section 55-8-50(b)(1) of the Act.

          (b)   "Director" means an individual who is or was a director of the Corporation or an individual who, while a director of the Corporation, is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent or another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. A director is considered to be serving an employee benefit plan at the Corporation's request if such director's duties to the Corporation also impose duties on, or otherwise involve services by, the director to the plan or to participants in or beneficiaries of the plan. "Director" includes, unless the context requires otherwise, the estate or personal representative of a director.

          (c)   "Expenses" means expenses of every kind incurred in defending a Proceeding, including, but not limited to, legal, accounting, expert and investigatory fees and expenses.

          (d)   "Indemnified Officer" shall mean each officer of the Corporation who is also a director of the Corporation and each other officer of the Corporation who is designated by the Board of Directors from time to time as an Indemnified Officer. An Indemnified Officer shall be entitled to indemnification hereunder to the same extent as a Director, including, without limitation, indemnification with respect to service by the Indemnified Officer at the Corporation's request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

          (e)   "Liabilities" means any obligation to pay any or all of the following: a judgment, a settlement, a penalty, a fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including, but not limited to, attorneys' fees of opposing parties incurred with respect to a Proceeding.

          (f)    "Proceeding" means any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and any appeal therein (and any inquiry or investigations that could lead to such a proceeding).

        Section 6.2    Indemnification.     In addition to, and not in any way in limitation of, all indemnification rights and obligations otherwise provided by law or rule, the Corporation shall indemnify and hold harmless its Directors and Indemnified Officers against all Liabilities and Expenses in any Proceeding (including, without limitation, a Proceeding brought by or on behalf of the Corporation itself) arising out of their status as Directors or officers, or their service at the

Corporation's request as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or their activities in any such capacity; provided, however, that the Corporation shall not indemnify a Director or an Indemnified Officer against Liabilities or Expenses that such person may incur on account of activities of such person which at the time taken were known or believed by him or her, or a reasonable person would have or should have known, to be clearly in conflict with the best interests of the Corporation.

        The Corporation shall also indemnify each Director and Indemnified Officer for his or her reasonable costs, expenses and attorneys' fees incurred in connection with the enforcement of the rights to indemnification granted herein, if it is determined in accordance with Section 6.3 that the Director or Indemnified Officer is entitled to indemnification hereunder.

        The Board of Directors shall have the authority to adopt such resolutions pertaining to the implementation of this Section as it may from time to time determine, and such resolutions shall be given full effect, even though they supplement, amplify or go beyond the provisions of this Section, provided and to the extent such resolution does not violate any provision of the Act or the Corporation's Articles of Incorporation. This Section shall be construed in a manner to fully effect the purpose and intent of the resolution of the Corporation's Board of Directors approving and adopting this provision.

        Section 6.3    Determination.     Any indemnification under Section 6.2 shall be paid by the Corporation in a specific case only after a determination that the Director or Indemnified Officer has met the standard of conduct set forth in Section 6.2. Such determination shall be made:

          (a)   by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the Proceeding;

          (b)   if a quorum cannot be obtained under paragraph (a), by a majority vote of a committee duly designated by the Board of Directors (in which vote directors who are parties to the Proceeding may participate), consisting solely of two or more directors not at the time parties to the Proceeding;

          (c)   by special legal counsel (i) selected by the Board of Directors or a committee thereof in the manner prescribed in paragraph (a) or (b); or (ii) if a quorum of the Board of Directors cannot be obtained under paragraph (a) and a committee cannot be designated under paragraph (b), selected by a majority vote of the full Board of Directors (in which selection directors who are parties in the Proceeding may participate); or

          (d)   by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the Proceeding may not be voted on the determination. The Board of Directors shall take all such action as may be necessary and appropriate to enable the Corporation to pay the indemnification required by this Article.

        Section 6.4    Advances for Expenses.     The Expenses incurred by a Director or an Indemnified Officer in defending a Proceeding may be paid by the Corporation in advance of the final disposition of such Proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the Director or Indemnified Officer to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Corporation against such Expenses. Subject to receipt of such undertaking, the Corporation shall make reasonable periodic advances for Expenses pursuant to this Section, unless the Board of Directors shall determine, in the manner provided in Section 6.3 and based on the facts then known, that indemnification under this Article is or will be precluded.

        Section 6.5    Reliance and Consideration.     Any Director or Indemnified Officer who at any time after the adoption of this Article serves or has served in any of the aforesaid capacities for or on behalf of the Corporation shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the right of indemnification provided herein. Such right, however, shall not be exclusive of any other rights to which such person may be entitled apart from the provisions of this Article. No amendment, modification or repeat of this Article shall adversely affect the right of any Director or Indemnified Officer to indemnification hereunder with respect to any activities occurring prior to the time of such amendment, modification or repeal.

        Section 6.6    Insurance.     The Corporation may purchase and maintain insurance on behalf of its directors, officers, employees and agents and those persons who were or are serving at the request of the Corporation in any capacity with another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against or incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or otherwise. Any full or partial payment made by an insurance company under any insurance policy covering any director, officer, employee, agent or other person indemnified above made to or on behalf of a person entitled to indemnification under this Article shall relieve the Corporation of its liability for indemnification provided for in this Article or otherwise to the extent of such payment, and no insurer shall have a right of subrogation against the Corporation with respect to such payment.

ARTICLE VII
General Provisions

        Section 7.1    Principal Office.     The principal office of the Corporation shall be located at 4720 Piedmont Row Drive, Charlotte, North Carolina, or at such other place as the Board of Directors may fix from time to time.

        Section 7.2    Seal.     The seal of the Corporation shall be in any form approved from time to time or at any time by the Board of Directors.

        Section 7.3    Fiscal Year.     Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be the twelve months ended October 31.

        Section 7.4    Amendments of Bylaws.     The Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be adopted by (i) the affirmative vote of at least 66 2/3~~80~~% of the outstanding shares entitled to vote in the election of directors or by (ii) a majority of the entire Board of Directors at any meeting at which a quorum is present; provided that the Board of Directors shall not have power to adopt any Bylaws, or expand the authorization conferred by any Bylaws, which by statute only the shareholders have power to so adopt or expand. Any Bylaws adopted by the Board of Directors may be amended or repealed by shareholders entitled to vote thereon as herein provided; and any Bylaws adopted by the shareholders may be amended or repealed by the Board of Directors except as limited by statute as above provided and except when the shareholders have expressly provided otherwise with respect to any particular Bylaws. Further provided, in each case, that notice of the proposed amendment shall have been contained in the notice of the meeting.

        Section 7.5    Definitions.     Unless the context otherwise requires, terms used in these Bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

        Section 7.6    Electronic Transactions.     The Corporation may conduct any transaction or transactions by electronic means, and this provision shall constitute agreement by the Corporation, its shareholders and directors to the conduct of transactions by electronic means.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date VOTE BY INTERNET - www.proxyvote.com Go to www.proxyvote.com and follow the on-screen instructions. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, so that it is received by March 7, 2012 (March 5, 2012 for 401(k) Plan participants). You may enter your voting instructions by Internet or by phone up until 11:59 P.M. Eastern Time on March 7, 2012 (11:59 P.M. March 5, 2012 for 401(k) Plan participants). PIEDMONT NATURAL GAS COMPANY, INC. 4720 PIEDMONT ROW DRIVE CHARLOTTE, NC 28210 M39912-P19098 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) you wish to withhold on the line below. For All Except For All Withhold All PIEDMONT NATURAL GAS COMPANY, INC. The Board of Directors recommends a vote "FOR" all nominees in Proposal 1 and "FOR" Proposals 2, 3, 4 and 5. 1. Election of Directors Nominees: 01) E. James Burton (Class II director ) 02) John W. Harris (Class II director) 03) Aubrey B. Harwell, Jr. (Class II director) 04) David E. Shi (Class II director) Abstain For Against 2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2012 3. Approval of amendments to the Company's Restated Articles of Incorporation to reduce supermajority voting thresholds 4. Approval of amendments to the Company's Amended and Restated Bylaws to reduce supermajority voting thresholds 5. Advisory vote on executive compensation For address changes and/or comments, please check this box and write them on the back where indicated. HOUSEHOLDING ELECTION - Please indicate if you consent to receive future annual reports to security holders, proxy statements and other proxy materials, and notices regarding security holder documents in a single package per household. Please indicate if you plan to attend this meeting. Yes No No Yes Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Notice of Internet Availability of Proxy Materials: The Notice of 2012 Annual Meeting of Shareholders, Proxy Statement on Schedule 14A, form of proxy card and 2011 Annual Report on Form 10-K are available at: https://materials.proxyvote.com/720186. M39913-P19098 PIEDMONT NATURAL GAS COMPANY, INC. Proxy for Annual Meeting of Shareholders on March 8, 2012 Solicited on Behalf of the Board of Directors The undersigned hereby appoints Vicki McElreath and Jane R. Lewis-Raymond, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Piedmont Natural Gas Company, Inc., to be held March 8, 2012 at 4720 Piedmont Row Drive, Charlotte, North Carolina 28210, and at any adjournments or postponements thereof, as indicated on the reverse side. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposals 2, 3, 4 and 5. Address Changes/Comments:   (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on March 8, 2012. Meeting Information PIEDMONT NATURAL GAS COMPANY, INC. Meeting Type: Annual Meeting For holders as of: January 3, 2012 Date: March 8, 2012 Time: 8:30 AM Location: Piedmont Natural Gas Company 4720 Piedmont Row Drive Charlotte, North Carolina 28210 You are receiving this communication because you were a shareholder of Piedmont Natural Gas Company, Inc. as of January 3, 2012. This Notice is to inform you that the proxy materials for the Annual Meeting of Shareholders are available on the Internet. Follow the instructions on the reverse side to view the proxy materials and to vote or to request a paper or e-mail copy of the proxy materials. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. PIEDMONT NATURAL GAS COMPANY, INC. 4720 PIEDMONT ROW DRIVE CHARLOTTE, NC 28210 M39934-P19098 See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: 1. The Notice of 2012 Annual Meeting of Shareholders and Proxy Statement on Schedule 14A 2. Form of proxy card 3. 2011 Annual Report on Form 10-K How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents and a proxy card, you must request one by Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by e-mail at sendmaterial@proxyvote.com (if requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line; requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor). There is NO charge for requesting a copy. Please make the request as instructed above on or before February 23, 2012 to facilitate timely delivery. . XXXX XXXX XXXX . XXXX XXXX XXXX M39935-P19098 How To Vote Please Choose One of the Following Voting Methods Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. You may enter your voting instructions until 11:59 PM Eastern Standard Time on March 7, 2012 (11:59 p.m. March 5, 2012 for 401(k) Plan participants). Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Vote By Telephone: You can vote by telephone by requesting a paper copy of the materials, which will include a phone number to call. Vote In Person: You may vote these shares in person by attending the Annual Meeting. At the meeting, you will need to request a ballot to vote these shares. You may obtain directions to the Annual Meeting by calling Shareholder Services at 704-731-4203. . XXXX XXXX XXXX

Voting Items The Board of Directors recommends a vote “FOR” all nominees in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5: 1. Election of Directors Nominees: 01) E. James Burton (Class II director ) 02) John W. Harris (Class II director) 03) Aubrey B. Harwell, Jr. (Class II director) 04) David E. Shi (Class II director) 2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for fiscal year 2012 3. Approval of amendments to the Company's Restated Articles of Incorporation to reduce supermajority voting thresholds 4. Approval of amendments to the Company's Amended and Restated Bylaws to reduce supermajority voting thresholds 5. Advisory vote on executive compensation In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. Any action on the proposals described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed without further notice. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote the shares you must vote by using one of the methods described in this Notice. M39936-P19098

M39937-P19098